Exhibit 4.55

EXECUTION COPY
OCEAN RIG UDW INC.
7.25% SENIOR NOTES DUE 2019
INDENTURE
Dated as of March 26, 2014
Deutsche Bank Trust Company Americas, as Trustee

TABLE OF CONTENTS
Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions	1
SECTION 1.02. Other Definitions	37
SECTION 1.03. Rules of Construction	38

ARTICLE II

THE NOTES

ARTICLE III

REDEMPTION AND PURCHASE

i

ARTICLE IV

COVENANTS

ARTICLE V

SUCCESSORS

SECTION 5.01. Merger, Consolidation or Sale of Assets	91

ARTICLE VI

DEFAULTS AND REMEDIES

ARTICLE VII

TRUSTEE

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE X

SATISFACTION AND DISCHARGE

SECTION 10.01. Satisfaction and Discharge	113
SECTION 10.02. Application of Trust Money	114

ARTICLE XI

NOTE GUARANTEES

SECTION 11.01. Note Guarantees	114
SECTION 11.02. Limitation on Guarantor Liability	116
SECTION 11.03. Releases	116

ARTICLE XII

MISCELLANEOUS

EXHIBITS

Exhibit A FORM OF NOTE	A-1
Exhibit B FORM OF CERTIFICATE OF TRANSFER	B-1
Exhibit C FORM OF CERTIFICATE OF EXCHANGE	C-1
Exhibit D FORM OF SUPPLEMENTAL INDENTURE	D-1

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of March 26, 2014, between OCEAN RIG UDW INC., a Marshall Islands corporation (the "Issuer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (together with its successors and assigns, in such capacity, the "Trustee").
The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Notes:
ARTICLE I

Definitions and Incorporation by Reference
SECTION 1.01.                                        Definitions.

"Acquired Debt" means, with respect to any specified Person:
(1)              Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person (regardless of the form of the applicable transaction by which such Person became a Restricted Subsidiary) or expressly assumed in connection with the acquisition of assets from any other such Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or of such Indebtedness being Incurred in connection with the acquisition of assets; and
(2)              Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the later of the date such Indebtedness is incurred or the date of the related acquisition of assets from such Person.
"Additional Drilling Unit" means a drilling rig or drillship or other Vessel that is used or useful in the Permitted Business.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.
"Agent" means any Registrar, Paying Agent, Transfer Agent or Authentication Agent.

"Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:
(1)            1.0% of the principal amount of the Note; and
(2)            the excess of:
(A)            the present value at such Redemption Date of (i) the redemption price of the Note at April 1, 2017 (such redemption price being set forth in the table appearing in Section 3.07(b) ("Optional Redemption")), plus (ii) all required interest payments due on the Note through April 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(B)            the principal amount of the Note.
"Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
"Asset Sale" means:
(1)            any sale, lease, conveyance or other disposition, whether in a single transaction or a series of related transactions, of property or assets of the Issuer or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction;
(2)            the issuance or sale of Equity Interests in any of the Restricted Subsidiaries, other than statutory or directors qualifying shares, whether in a single transaction or a series of related transactions; and
(3)            an Involuntary Transfer.
Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:
(1)            any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Proceeds, in either case, of less than $30.0 million;
(2)            a transfer of Equity Interests or other assets between or among the Issuer and the Restricted Subsidiaries;
(3)            an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(4)            the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;
(5)            the sale or other disposition of cash or Cash Equivalents, hedging contracts or other financial instruments;
(6)            licenses and sublicenses by the Issuer or any of the Restricted Subsidiaries of software or intellectual property in the ordinary course of business;
(7)            a Restricted Payment that does not violate Section 4.07 ("Restricted Payments") or a Permitted Investment;
(8)            the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole in a manner governed by Section 5.01 ("Merger, Consolidation or Sale of Assets") or any disposition that constitutes a Change of Control;
(9)            the creation or perfection of any Lien permitted under this Indenture, and any disposition of assets resulting from foreclosure under any such Lien;
(10)            any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims; and
(11)            a Qualified MLP Asset Transfer.
"Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease; provided that if such discount rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of "Capital Lease Obligations."
"Bankruptcy Law" means Title 11, U.S. Code, as may be amended from time to time, or any similar Federal, state or foreign law for the relief of debtors.
"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
"Board of Directors" means:
(1)            with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board of directors;
(2)            with respect to a partnership, the board of directors of the partnership or the general partner of such partnership, as the case may be;
(3)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the manager or any committee of managers; and
(4)            with respect to any other Person, the board or committee of such Person serving a similar function.
"Business Day" means a day other than a Saturday, Sunday or any other day on which banking institutions in New York, Norway, the Republic of the Marshall Islands, Greece, the United Kingdom or the place of any payment required to be made hereunder are authorized or required by law to close.
"Capital Lease Obligations" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
"Capital Stock" means:
(1)            in the case of a corporation, corporate stock;
(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

"Cash Equivalents" means:
(1)            United States dollars;
(2)            securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
(3)            certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under, or authorized to operate as a bank under, the laws of any country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, the United States or any state thereof and, in each case, having capital, surplus and undivided profits in excess of $200.0 million and which have a long-term debt rating of "P-2" or higher by Moody's or "A-2" or higher by S&P;
(4)            repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)            commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months of the original issue thereof; and
(6)            money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
"Certificated Note" means a definitive Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 ("Transfer and Exchange"), substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.
"Change of Control" means the occurrence of any of the following:
(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation and other than operating leases arising as a result of a drilling contract or vessel employment contract entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act), other than a Permitted Holder;
(2)            the Issuer is liquidated or dissolved or adopts a plan relating to the liquidation or dissolution of the Issuer; or
(3)            the consummation of any transaction or any series of transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares.
"Clearstream" means Clearstream Banking, S.A.
"Completed Drilling Equipment Value" means, at any time, the Fair Market Value of all completed and delivered Drilling Equipment owned by the Issuer and its Restricted Subsidiaries at such time.
"Consolidated Cash Flow" means, with respect to any period, Consolidated Net Income of the Issuer for such period plus, without duplication:
(1)            provision for taxes based on income or profits of the Issuer and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)            the Consolidated Interest Expense of the Issuer and the Restricted Subsidiaries to the extent that such Consolidated Interest Expenses were deducted in computing such Consolidated Net Income; plus
(3)            depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, but including, for the avoidance of doubt, any write-off or write-down of capitalized debt issuance costs) of the Issuer and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus
(4)            non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

"Consolidated Interest Coverage Ratio" means, for any period, the ratio of the Consolidated Cash Flow of the Issuer for such period to the Consolidated Interest Expense of the Issuer for such period; provided, however, that:
(1)            if the Issuer or any of the Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date a determination of the Consolidated Interest Coverage Ratio is to be made, or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;
(2)            if the Issuer or any of the Restricted Subsidiaries has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period, or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge had occurred on the first day of such period;
(3)            if, since the beginning of such period, the Issuer or any Restricted Subsidiary shall have made any Asset Sale or Qualified MLP Asset Transfer, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such disposition for such period, or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and the continuing Restricted Subsidiaries in connection with such disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
(4)            if, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Asset Sale or Qualified MLP Asset Transfer or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) above or (7) or (8) below if made by the Issuer or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Qualified MLP Asset Transfer, Investment or acquisition had occurred on the first day of such period;
(5)            if, since the beginning of such period, any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated as if such event had occurred on the first day of such period;
(6)            Consolidated Cash Flow and Consolidated Interest Expense of discontinued operations recorded on or after the date such operations are classified as discontinued in accordance with GAAP shall be excluded but, with respect to Consolidated Interest Expense, only to the extent that the obligations giving rise to such Consolidated Interest Expense shall not be obligations of the Issuer or any of the Restricted Subsidiaries following such classification;
(7)            if, since the beginning of such period, the Issuer or any Restricted Subsidiary shall have (i) by merger or otherwise, made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary), or (ii) acquired assets constituting all or substantially all of an operating unit of a business or an Additional Drilling Unit, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including, without limitation, the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and
(8)            if the Issuer or any Restricted Subsidiary shall have entered into an agreement to build or acquire an Additional Drilling Unit that at the time of calculation is being constructed on behalf of the Issuer or such Restricted Subsidiary, is scheduled for delivery no later than one year from the time of calculation and either (x) is subject to a Qualified Services Contract or (y) is reasonably expected to realize revenues within 12 months from the beginning of such period as determined in good faith by a Financial Officer as set forth in an Officers' Certificate, then Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if the Additional Drilling Unit subject to such committed construction contract had been acquired by the Issuer or such Restricted Subsidiary on the first day of such period.

Any pro forma calculations giving effect to the acquisition of an Additional Drilling Unit or to a committed construction contract with respect to an Additional Drilling Unit, in each case that is subject to a Qualified Services Contract or is reasonably expected to realize revenues within 12 months from the beginning of such period as determined in good faith by a Financial Officer as set forth in an Officers' Certificate, shall be made as follows:
(a)            the amount of Consolidated Cash Flow attributable to such Additional Drilling Unit shall be calculated in good faith by a Financial Officer as set forth in an Officers' Certificate;
(b)            in the case of earned revenues under a Qualified Services Contract, the Consolidated Cash Flow shall be based on revenues actually earned pursuant to the Qualified Services Contract relating to such Additional Drilling Unit or Additional Drilling Units, taking into account, where applicable, only actual expenses Incurred without duplication in any measurement period;
(c)            the amount of Consolidated Cash Flow shall be the lesser of the Consolidated Cash Flow derived on a pro forma basis from revenues for (i) the first full year of the Qualified Services Contract and (ii) the average of the Consolidated Cash Flow of each year of such Qualified Services Contract for the term of the Qualified Services Contract;
(d)            in the case of an Additional Drilling Unit not subject to a Qualified Services Contract, the Consolidated Cash Flow shall be based upon the average of the historical earnings of comparable Vessels in the Issuer's and its Subsidiaries' fleet over the most recently completed four fiscal quarters, as determined in good faith by a Financial Officer as set forth in an Officers' Certificate;
(e)            in determining the estimated expenses attributable to such Additional Drilling Unit, the calculation shall give effect to the interest expense attributable to the Incurrence, assumption or guarantee of any Indebtedness (including Indebtedness that is anticipated to be Incurred following the time of calculation in order to consummate the construction, acquisition and/or delivery of the Additional Drilling Unit) relating to the construction, delivery and/or acquisition of such Additional Drilling Unit;
(f)            with respect to any expenses attributable to an Additional Drilling Unit, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation;
(g)            if a Qualified Services Contract is terminated, or is amended, supplemented or modified, following the date of calculation, and after giving effect to the termination or the terms of such Qualified Services Contract as so amended, supplemented or modified and revenues reasonably expected to be realized within 12 months of such termination, amendment, supplement or modification, the Issuer and the Restricted Subsidiaries would not have been able to but did Incur additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.08(a) ("Incurrence of Indebtedness and Issuance of Preferred Stock"), the Issuer shall, at the time of any such event, be required to either: (i) repay, or cause the repayment of, all or any part of any such Indebtedness that would not have been permitted to be Incurred had the termination of the Qualified Services Contract or such amendments, supplements or modifications thereto been in effect at the time such Indebtedness was originally Incurred, or (ii) enter into a replacement Qualified Services Contract, the terms of which would have permitted the Incurrence of such Indebtedness had such replacement contract been in effect at the time such Indebtedness was Incurred; and
(h)            notwithstanding the foregoing, the pro forma inclusion of Consolidated Cash Flow attributable to any such Additional Drilling Unit for the four-quarter reference period shall be reduced by the actual Consolidated Cash Flow from such new Additional Drilling Unit previously earned and accounted for in the actual results for the four-quarter reference period, which actual Consolidated Cash Flow may be included in the foregoing clause (7).
"Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:
(1)            the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding:
(a)            amortization of debt issuance costs; and
(b)            any nonrecurring charges relating to any premium or penalty paid, write-off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitute interest expense;
(2)            the consolidated interest expense of such Person and any of its Restricted Subsidiaries that was capitalized during such period; and
(3)            dividends paid in cash or Disqualified Stock in respect of all Preferred Stock of Restricted Subsidiaries and all Disqualified Stock of such Person or any of its Restricted Subsidiaries in each case held by Persons other than such Person or any of its Restricted Subsidiaries.

"Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that:
(1)            the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary during such period;
(2)            solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(iii)(A) ("Restricted Payments") the Net Income (but not loss) of any Restricted Subsidiary of such Person (other than a Restricted Subsidiary that is a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (in each case other than as a result of restrictions contained in this Indenture, Notes and Existing Indebtedness (including the Ventures Facilities Agreement), in each case as in effect on the date hereof); provided that Consolidated Net Income of the referenced Person shall be increased by the amount of dividends or other distributions or other payments paid in cash to the referenced Person or a Restricted Subsidiary thereof during such period, to the extent not already included therein;
(3)            the cumulative effect of a change in accounting principles shall be excluded;
(4)            non-cash gains and losses due solely to fluctuations in currency values will be excluded;
(5)            in the case of a successor to the referenced Person by consolidation or merger or as a transferee of the referenced Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded;
(6)            the effects resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date shall be excluded;
(7)            any unrealized gain (or loss) in respect of Hedging Obligations will be excluded;
(8)            non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards will be excluded;

(9)            goodwill write downs or other non-cash impairments of assets, or restructuring charges or severance costs associated with acquisitions or dispositions will be excluded;
(10)            drydock, shipyard stay and special survey expenses (other than Drydock, Shipyard Stay and Special Survey Amortization Expense for the applicable period) will be excluded; and
(11)            non-cash or non-recurring charges shall be excluded.
"Consolidated Net Leverage Ratio" means, with respect to the Issuer, as of any date of determination, the ratio of (1) (a) Consolidated Total Indebtedness of the Issuer minus (b) the amount of Unrestricted Cash of the Issuer and its Restricted Subsidiaries, in each case as of the date of determination to (2) Consolidated Cash Flow of the Issuer for the most recently ended four full fiscal quarters, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio; provided, however, that in calculating the Consolidated Cash Flow of the Issuer for purposes of this Consolidated Net Leverage Ratio, the Issuer shall be permitted to include or add back (without duplication) the Consolidated Cash Flow for each of the four full fiscal quarters (and, when applicable, partial fiscal quarter) ended immediately prior to the date of determination that is attributable to the assets transferred during the applicable period to MLP Entities and that would otherwise be excluded from Consolidated Cash Flow as a result of such MLP Asset Transfers (or as a result of the applicable MLP Entities being Unrestricted Subsidiaries); provided, further, however, that (i) the percentage of such Consolidated Cash Flow included or added back pursuant to the foregoing proviso shall not exceed the percentage of economic interest in such transferred assets held directly or indirectly by the Issuer and its Restricted Subsidiaries after giving effect to such MLP Asset Transfer (and related transactions) and (ii) such Consolidated Cash Flow included or added back pursuant to the foregoing proviso shall only be included or added back if the applicable MLP Entities meet the requirements of clause (4) in the definition of "Qualified MLP Asset Transfer."
"Consolidated Total Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:
(1)            the total amount of Indebtedness (other than Hedging Obligations) of such Person and its Restricted Subsidiaries; plus
(2)            the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of the Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.
For the avoidance of doubt, Consolidated Total Indebtedness shall be calculated on a pro forma basis to exclude any Indebtedness which is redeemable pursuant to its terms and which has been unconditionally called for redemption

(or otherwise defeased or satisfied and discharged pursuant to its terms) with a scheduled redemption date within 180 days of the date of determination.
"Consolidated Total Leverage Ratio" means, with respect to any Person, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of such Person as of the date of determination to (2) Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio.
"Contracted Drilling Equipment Value" means the aggregate contract price for the acquisition of all uncompleted Drilling Equipment (with the contract price of each uncompleted Drilling Equipment as determined on the date on which the agreement for construction of such Drilling Equipment was entered into by the Issuer or the applicable Restricted Subsidiary), plus any Ready for Sea Cost of such Drilling Equipment.
"Contracted Vessel" means a Vessel for which the Issuer or a Restricted Subsidiary has entered into a contract for the construction or acquisition of such Vessel but which has not yet been delivered or acquired and which Vessel will constitute a Qualified Vessel upon completion and delivery, as determined in good faith by a Financial Officer.
"Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.01 ("Notices") or such other address as to which the Trustee may give notice to the Issuer.
"Credit Facilities" means one or more debt facilities or agreements (including loan agreements and indentures) or commercial paper facilities of the Issuer or any Restricted Subsidiary with banks, other institutional lenders, commercial finance companies or other lenders or investors providing for revolving credit loans, Capital Lease Obligations, term loans, bonds, debentures or letters of credit, pursuant to agreements or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced, increased or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying Subsidiaries of the Issuer as borrowers, issuers or guarantors thereunder).
"Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 ("Registrar, Transfer Agent and Paying Agent") as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of such Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable (in each case, other than in exchange for or conversion into Capital Stock that is not Disqualified Stock) at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 ("Restricted Payments"). The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock.
"Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time of determination thereof, the amount of U.S. Dollars obtained by converting such other currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with such other currency as published in the Financial Times in the section entitled "Currencies, Bonds & Interest Rates" (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Issuer) on the date of such determination. Except as expressly provided otherwise, whenever it is necessary to determine whether the Issuer or any of the Restricted Subsidiaries has complied with any covenant or other provision herein or if there has occurred an Event of Default and an amount is expressed in a currency other than U.S. Dollars, such amount will be treated as the Dollar Equivalent determined as of the date such amount is initially determined in such non-dollar currency.
"DRH Existing Notes" means the 6.5% Senior Secured Notes due 2017 issued by Drill Rigs Holdings Inc. under the DRH Existing Notes Indenture.
"DRH Existing Notes Indenture" means the Indenture dated as of September 20, 2012, among Drill Rigs Holdings Inc., the Issuer, each of the other guarantors party thereto, U.S. Bank National Association, as trustee and Deutsche Bank Trust Company Americas, as noteholder collateral agent, registrar and paying agent.

"DRH Existing Notes Issuer" means the "Issuer" (as defined in the DRH Existing Notes Indenture) of the DRH Existing Notes, as the same may be amended from time to time.
"DRH Issuer Subsidiary" means, during such time as the DRH Existing Notes are outstanding, any "Subsidiary" (as defined in the DRH Existing Notes Indenture) of the DRH Existing Notes Issuer.
"DRH Unrestricted Subsidiary" means a DRH Issuer Subsidiary that has been properly designated as an "Unrestricted Subsidiary" (as defined in the DRH Existing Notes Indenture) under the DRH Existing Notes Indenture.
"Drilling Equipment" means one or more drilling rigs or drillships or other Vessels, together with all related spares, equipment and any additions or improvements.
"Drillships Financing" means Drillships Financing Holdings Inc., a Marshall Islands corporation and, as of the date of the Offering Memorandum, a wholly-owned Subsidiary of the Issuer.
"Drillships Financing MLP" means a limited liability company or other business entity to be formed in connection with the Drillships Financing MLP Formation Transactions.
"Drillships Financing MLP Formation Transactions" means the MLP Formation Transactions in connection with the initial creation and capitalization of Drillships Financing MLP prior to and in connection with a Qualified MLP IPO with respect thereto and the subsequent contribution of assets in connection with such formation.
"Drillships Financing Term Loan Agreement" means that certain Credit Agreement dated as of July 12, 2013, among Drillships Financing, Drillships Projects Inc., the Issuer, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, in its capacity as the administrative agent and the collateral agent, as amended, restated, modified, renewed, refunded, replaced or refinanced, from time to time (including on February 7, 2014), including to increase the amount permitted to be borrowed thereunder or to add or change agents or lenders.
"Drillships Ocean Ventures Inc." means Drillships Ocean Ventures Inc., a Marshall Islands corporation and, as of the date of the Offering Memorandum, a wholly-owned Subsidiary of the Issuer.
"Drydock, Shipyard Stay and Special Survey Amortization Expense" means, for any period, the amortized amount of all drydock, shipyard stay and special survey expenses in respect of Vessels of the Issuer and the Restricted Subsidiaries for such period. Drydock, Shipyard Stay and Special Survey Amortization Expense with respect to any Vessel of the Issuer or any Restricted Subsidiary will be amortized over a period commencing with the fiscal quarter in which any such expense is incurred and ending with the fiscal quarter in which the next drydock, shipyard stay or special survey, as applicable, with respect to such Vessel is scheduled to occur.
"Earnings" means (i) all freight, hire and passage moneys payable to the Issuer or any of its Subsidiaries as a consequence of the operation of a Vessel owned by the Issuer or any of its Subsidiaries, including, without limitation, payments of any nature under any charterparty, pool agreement, drilling contract or other contract for use of such Vessel, (ii) any claim under any guarantee in respect of any charterparty, pool agreement, drilling contract or other contract for use of a Vessel owned by the Issuer or any of its Subsidiaries or otherwise related to freight, hire or passage moneys payable to the Issuer or any of its Subsidiaries as a consequence of the operation of any of the Vessels owned by the Issuer or any of its Subsidiaries; (iii) compensation payable to the Issuer or any of its Subsidiaries in the event of any requisition of any of the Vessels owned by the Issuer or any of its Subsidiaries; (iv) remuneration for salvage, towage and other services performed by any of the Vessels owned by the Issuer or any of its Subsidiaries and payable to the Issuer or any of its Subsidiaries; (v) demurrage and retention money receivable by the Issuer or any of its Subsidiaries in relation to any of the Vessels owned by the Issuer or any of its Subsidiaries; (vi) all moneys which are at any time payable under the insurances in respect of loss of Earnings; (vii) if and whenever any Vessel owned by the Issuer or any of its Subsidiaries is employed on terms whereby any moneys falling within clauses (i) through (vi) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the relevant Vessel; and (viii) other money whatsoever due or to become due to any of the Issuer or any of its Subsidiaries in relation to any of the Vessels owned by the Issuer or any of its Subsidiaries.
"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security or loan that is convertible into, or exchangeable for, Capital Stock).
"Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Issuer, other than (1) public offerings with respect to the Issuer's common stock registered on Form S-8 and (2) issuances to any Subsidiary of the Issuer.
"Euroclear" means the Euroclear system or any successor securities clearing agency.
"Excess Specified Vessel Proceeds" means the lesser of (A) (1) 25% multiplied by (2) the excess of the Net Proceeds from a Specified Vessel Sale over the amount, if any, of such Net Proceeds included in the Issuer's Consolidated Net Income and (B) (1) any Net Proceeds from a Specified Vessel Sale less (2) the amount of such Net Proceeds included in the Issuer's Consolidated Net Income less (3) Indebtedness that is purchased, repaid or prepaid as set forth in clauses (y)(i) and (y)(ii) of the proviso to Section 4.19(c) ("Asset Sales").

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
"Existing 9.5% Notes" means the 9.5% Senior Unsecured Notes due 2016 issued by the Issuer under the Bond Agreement between the Issuer and Norsk Tillitsmann ASA, as the bond trustee, dated April 14, 2011.
"Existing Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness under the Notes and any Note Guarantees), after giving effect to the use of proceeds of the offering of the Notes and the repayment in full of the Existing 9.5% Notes on (or substantially concurrently with) the Issue Date. As used in this Indenture, "Existing Indebtedness" includes, without limitation, Indebtedness on the date hereof in respect of the DRH Existing Notes, the Drillships Financing Term Loan Agreement and the Ventures Facilities Agreement (and shall include the amount of borrowings under the Ventures Facilities Agreements that is available but undrawn as of the Issue Date).
"Fair Market Value" means the value that would be paid by an informed and willing buyer to an unaffiliated, informed and willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in this Indenture).
"Financial Officer" means the chief executive officer, chief financial officer, chief accounting officer, executive vice president or treasurer of the Issuer.
"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the date hereof in the United States.
"Global Note Legend" means the legend set forth in Section 2.06(f)(2) ("Transfer and Exchange"), which is required to be placed on all Global Notes issued under this Indenture.
"Global Notes" means, individually and collectively, each of the Restricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Sections 2.01 ("Form and Dating") and Section 2.06(b)(3) ("Transfer and Exchange").
"Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

"guarantee" means a guarantee other than by endorsement of negotiable instrument for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement obligations in respect thereof, of all or any part of any Indebtedness.
"Guarantors" means each existing or future Subsidiary of the Issuer, if any, that executes a Note Guarantee in accordance with the provisions of this Indenture, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:
(1)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)            other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)            other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices (including prices of bunkers or lubricants) or freight rates.
"Holder" means a Person in whose name a Note is registered.
"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether recourse is to all or a portion of the assets of such Person and whether or not contingent,
(1)            in respect of borrowed money;
(2)            evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)            in respect of all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, other than such reimbursement obligations that relate to trade payables or other obligations that are not themselves Indebtedness, in each case, that were entered into in the ordinary course of business of such Person to the extent such reimbursement obligations are satisfied within 10 Business Days following payment on the letter of credit, bankers' acceptance or similar instrument;
(4)            representing Capital Lease Obligations of such Person;

(5)            representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;
(6)            representing any Hedging Obligations of such Person; or
(7)            representing Attributable Indebtedness,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.
"Indenture" means this indenture pursuant to which the Notes will be issued by and between the Issuer and the Trustee, as amended, supplemented or modified.
"Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.
"Investment Grade Rating" means ratings equal or higher than both Baa3 (or equivalent) by Moody's and BBB- (or equivalent) by S&P.
"Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any of the Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) ("Restricted Payments"). The acquisition by the Issuer or any of the Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person that is not a Subsidiary of such Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) ("Restricted Payments"). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

"Involuntary Transfer" means, with respect to any property or asset of the Issuer or any Restricted Subsidiary, (1) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (2) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (3) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.
"Issue Date" means the first date on which the Notes are issued under this Indenture.
"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
"Local Content Subsidiary" means any Subsidiary of the Issuer that is a party to a Vessel contract or otherwise holds the right to receive Earnings attributable to a Vessel or any Related Assets with respect to such Vessel for the purpose of satisfying any local content law, regulation or requirement or similar law, regulation or requirement.
"MLP" means a limited partnership, limited liability company or other business entity formed as part of MLP Formation Transactions in order to undertake a Qualified MLP IPO intended to acquire, from time to time, directly or indirectly, Equity Interests of, or assets of, any Person, including a Restricted Subsidiary (or a successor thereto), as part of MLP Formation Transactions.
"MLP Asset Transfer" means the initial transfer of assets by the Issuer or any Restricted Subsidiary (which may include Equity Interests) to an MLP or other MLP Entities in connection with MLP Formation Transactions and any subsequent transfer of assets (which may include Equity Interests) to such MLP or other MLP Entities.
"MLP Entities" means the MLP and its direct and indirect Subsidiaries and other Persons, which may include Subsidiaries of the Issuer (including Unrestricted Subsidiaries), reasonably related to the formation, operation or governance of the MLP.
"MLP Formation Transactions" means the transactions in connection with the initial creation and capitalization of an MLP prior to and in connection with a Qualified MLP IPO, including (i) the legal formation of the MLP, the MLP's general partner or managing member, the MLP's direct and indirect Subsidiaries and other MLP Entities and Persons reasonably related to the formation, operation or governance of the MLP, (ii) the acquisition, from time to time, directly or indirectly, by the MLP or MLP Entities, whether through a sale, conveyance or other disposition, including any conveyance by means of a transfer, merger, consolidation or similar transaction, of Equity Interests of, or assets of, any Person, including a Restricted Subsidiary (or a successor thereto), or the conversion of any Person, including a Restricted Subsidiary (or a successor thereto), into a limited partnership, limited liability company or other non-corporate Person in accordance with applicable law, (iii) any distributions, payments or other transfers to the Issuer or any of its Subsidiaries of any portion of the actual or anticipated gross proceeds of a Qualified MLP IPO, (iv) any transactions or other arrangements (including tax sharing arrangements) directly related to the Qualified MLP IPO and customary for such transactions (including, for the avoidance of doubt, the exercise of the underwriter's over-allotment option to purchase Equity Interests and transactions related thereto) and (v) any transaction, from time to time, reasonably related thereto that has been determined in good faith by the Board of Directors of the Issuer not to have a material adverse effect on the Holders. Each of the ORP (Ventures) Formation Transactions and the Drillships Financing MLP Formation Transactions shall constitute MLP Formation Transactions.
"Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.
"Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)            any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or other asset dispositions (other than in the ordinary course of business) or (b) the disposition of any securities by such Person, the Issuer or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
(2)            any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
"Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses Incurred as a result of such Asset Sale, and taxes paid or payable as a result of such Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements; and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
"Net Tangible Assets" means, as of any date, total assets, less goodwill and other intangible assets and liabilities, in each case as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in accordance with GAAP for which internal financial statements are available immediately preceding the date on which any calculation of Net Tangible Assets is being made.
"Non-Recourse Debt" means Indebtedness:
(1)            as to which neither the Issuer nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;
(2)            no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3)            as to which the lenders have been notified in writing, or the governing documentation provides that the lenders will not have any recourse to the stock or assets of the Issuer or any of the Restricted Subsidiaries.
"Non-U.S. Person" means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.
"Note Guarantee" means the guarantee by each Guarantor, if any, of the Issuer's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
"Notes" means, collectively, the Issuer's 7.25% Senior Notes due 2019 issued in accordance with Section 2.02 ("Execution and Authentication; Additional Notes") (whether issued on the Issue Date or issued as Additional Notes or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture. Unless the context requires otherwise, all references to Notes shall include the Notes issued on the Issue Date and any Additional Notes.
"Notes Custodian" means the Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.
"Notes Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or any Guarantor arising under this Indenture, the Notes and any Note Guarantees (including all principal, premium, interest, penalties, fees, charges, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer or any Guarantor of an insolvency or liquidation proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such insolvency or liquidation proceeding.
"Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
"Ocean Rig Operating LP" means a limited partnership or other business entity to be formed in connection with the ORP (Ventures) Formation Transactions.
"Offering Memorandum" means the Confidential Offering Memorandum dated March 20, 2014, of the Issuer relating to the Notes.
"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.
"Officers' Certificate" means a certificate signed on behalf of any Person by two Officers, one of whom must be the Chief Executive Officer or the Chief Financial Officer of such Person, that meets the requirements of Section 12.03 ("Statements Required in Certificate or Opinion").
"Opinion of Counsel" means an opinion from legal counsel which is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03 ("Statements Required in Certificate or Opinion"). The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.
"ORP (Ventures)" means a limited liability company or other business entity to be formed in connection with the ORP (Ventures) Formation Transactions.
"ORP (Ventures) Formation Transactions" means the MLP Formation Transactions in connection with the initial creation and capitalization of ORP (Ventures) prior to and in connection with an ORP (Ventures) IPO and the subsequent contribution, sale or other transfer of assets, which may include, among other assets, the Ocean Rig Mylos, the Ocean Rig Skyros, the Ocean Rig Athena and Related Assets.
"ORP (Ventures) IPO" means the initial offer and sale of common units of ORP (Ventures) in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form F-4, S-4 or Form S-8 or otherwise relating to Equity Interests of ORP (Ventures) issuable under any employee benefit plan).
"ORP (Ventures) Subsidiary" means a Subsidiary of ORP (Ventures) or a subsidiary of the Issuer a portion of the Capital Stock of which is owned by ORP (Ventures).

"Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
"Permitted Business" means a business in which the Issuer or any of its Restricted Subsidiaries were engaged on the date of this Indenture, as described in the Offering Memorandum, and any business reasonably related or complimentary thereto.
"Permitted Holder" means DryShips Inc., a Marshall Islands corporation, Mr. George Economou, Mr. Anthony Kandylidis, or any spouse, former spouse or member of their respective immediate families, any of his or their Affiliates, or any Person that is controlled, directly or indirectly, by any such Permitted Holder.
"Permitted Investments" means:
(1)            any Investment in the Issuer or in any Restricted Subsidiary;
(2)            any Investment in Cash Equivalents;
(3)            any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:
(a)            such Person becomes a Restricted Subsidiary; or
(b)            such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;
(4)            any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with Section 4.19 ("Asset Sales") or (b) a Qualified MLP Asset Transfer or an other disposition of properties or assets that does not constitute an Asset Sale;
(5)            any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;
(6)            any Investments received in compromise or resolution of obligations of trade creditors or customers that were Incurred in the ordinary course of business of the Issuer or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer and any Investments obtained in exchange for any such Investments;
(7)            Investments represented by Hedging Obligations permitted by Section 4.08(b)(5) ("Incurrence of Indebtedness and Issuance of Preferred Stock");

(8)            any guarantee of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary permitted to be incurred under this Indenture;
(9)            Investments that are in existence on the Issue Date, and any extension, modification or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);
(10)            Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation, to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(11)            loans or advances referred to in Section 4.11(c)(6) ("Transactions with Affiliates");
(12)            Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;
(13)            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of (x) $125.0 million and (y) 4.0% of Net Tangible Assets;
(14)            loans by the Issuer to ORP (Ventures) (or one or more ORP (Ventures) Subsidiaries) pursuant to one or more revolving credit facilities in an aggregate principal amount not to exceed $100.0 million; and
(15)            any MLP Formation Transactions or MLP Asset Transfer consummated in compliance with Section 4.19 ("Asset Sales") or that otherwise constitutes a Qualified MLP Asset Transfer.
"Permitted Jurisdiction" means any of the Republic of the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, Norway, Greece, Hong Kong, the United Kingdom, Malta, any Member State of the European Union and any other jurisdiction generally acceptable to institutional lenders in the shipping and offshore drilling industries, as determined in good faith by the Board of Directors of the Issuer.

"Permitted Liens" means:
(1)            Liens in favor of the Issuer or any Restricted Subsidiary;
(2)            Liens on property of a Person existing at the time such Person is merged with or into or amalgamated or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation, were not Incurred in contemplation thereof and do not extend to any assets other than those of the Person merged into or amalgamated or consolidated with the Issuer or such Restricted Subsidiary;
(3)            Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to, and not Incurred in contemplation of, such acquisition;
(4)            Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;
(5)            Liens existing on the Issue Date, after giving effect to the use of proceeds of the offering of the Notes on the Issue Date (and the related release of any Liens securing any Indebtedness so repaid), including Liens to secure Existing Indebtedness and additional Liens that may be granted in the future to secure Existing Indebtedness pursuant to the agreements governing such Existing Indebtedness;
(6)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(7)            Liens imposed by law, such as necessaries suppliers', carriers', warehousemen's, landlords' and mechanics' Liens, in each case, Incurred in the ordinary course of business, for amounts not more than 30 days past due or which are being contested in good faith;
(8)            survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(9)            Liens to secure any Indebtedness permitted to be Incurred under this Indenture to refinance any Indebtedness secured by Liens Incurred or permitted to exist pursuant to clauses (2), (3) and (5) or this clause (9) of this definition; provided, however, that:
(a)            the new Lien is limited to all or part of the same property and assets that secured the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof) or any related after-acquired property that, pursuant to any after-acquired property clauses in written agreements pursuant to which the original Lien arose, is required to be pledged to secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and
(b)            the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(10)            Liens arising by reason of any judgment, attachment, decree or order of any court or other governmental authority not giving rise to an Event of Default that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made thereof;
(11)            Liens securing cash management obligations and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;
(12)            Liens Incurred in the ordinary course of business on the assets of the Issuer in respect of Indebtedness permitted to be Incurred pursuant to Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock") not exceeding $50.0 million;
(13)            Liens to secure Hedging Obligations permitted by Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock");
(14)            Liens arising from precautionary Uniform Commercial Code financing statements filings or other applicable similar filings regarding operating leases and vessel charters entered into by the Issuer or a Restricted Subsidiary in the ordinary course of business;
(15)            Liens Incurred in the ordinary course of business of the Issuer or a Restricted Subsidiary arising from Vessel operating, chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to Vessels and related assets, repairs and improvements to Vessels and related assets, masters', officers' or crews' wages and maritime Liens, in the case of each of the foregoing, which were not Incurred or created to secure the payment of Indebtedness and which in the aggregate do not materially adversely affect the value of the properties subject to such Lien or materially impair the use for the purposes of which such properties are held by the Issuer and its Restricted Subsidiaries;
(16)            Liens on assets constituting fixed or capital assets acquired or constructed by the Issuer or a Restricted Subsidiary and securing Indebtedness Incurred in the ordinary course of business for the purpose of financing or refinancing such acquisition or construction; provided that (a) each such Lien does not extend to or cover any other asset of the Issuer or a Restricted Subsidiary other than such acquired or constructed assets and additions, improvements or other assets affixed or appurtenant thereto, (b) the Incurrence of such Indebtedness is permitted by Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock"), (c) the Indebtedness secured by each such Lien does not exceed the cost of acquiring or constructing the applicable fixed or capital asset and (d) the aggregate Indebtedness at any time outstanding secured by all Liens Incurred pursuant to this clause (16) shall not exceed $25.0 million;
(17)            Liens arising under a contract over goods, documents of title to goods and related documents and insurances and their proceeds, in each case in respect of documentary credit transactions entered into with customers of the Issuer and its Restricted Subsidiaries in the ordinary course of business;
(18)            Liens arising under any retention of title, hire, purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied in the ordinary course of business;
(19)            Liens representing the interest in title of a lessor;
(20)            Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness (so long as such defeasance, discharge or redemption is permitted pursuant to Section 4.07 ("Restricted Payments")) or Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;
(21)            Liens for crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, or other similar Liens arising in the ordinary course of business, for amounts not more than 30 days past due (unless any such Lien is being contested in good faith and by appropriate proceedings or other acts and the owner of the applicable Vessel shall have set aside on its books adequate reserves with respect to such amounts and so long as such deferment in payment shall not subject such Vessel to forfeiture or loss);
(22)            Liens for loss, damage or expense which are fully covered by insurance or in respect of which a bond or other security has been posted by or on behalf of the owner of the applicable Vessel with the appropriate court or other tribunal to prevent the arrest or secure the release of such Vessel from arrest; and
(23)            Liens to secure Indebtedness so long as, after giving effect to such Indebtedness and the application of proceeds therefrom, the aggregate amount of Consolidated Total Indebtedness secured by Permitted Liens, without duplication, does not exceed the greater of (x) $550.0 million multiplied by the number of Vessels that are either Qualified Vessels or Contracted Vessels and (y) the sum of (i) 75% of the Completed Drilling Equipment Value at such time and (ii) 75% of the Contracted Drilling Equipment Value at such time.
"Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, in whole or in part, other Indebtedness of the Issuer or any of the Restricted Subsidiaries (other than intercompany Indebtedness) (the "Refinanced Indebtedness"); provided that:
(1)            the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness (plus all accrued interest on the Refinanced Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)            such Permitted Refinancing Indebtedness has a final maturity date that is either (a) no earlier than the final maturity date of the Refinanced Indebtedness or (b) more than 90 days after the final maturity date of the Notes, and has a Weighted Average Life to Maturity that is (i) equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness or (ii) more than 90 days after the final maturity date of the Notes; and
(3)            if the Refinanced Indebtedness is (a) subordinated in right of payment to the Notes or a Note Guarantee, then such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be or (b) pari passu in right of payment to the Notes or a Note Guarantee, then such Permitted Refinancing Indebtedness is subordinated or pari passu in right of payment to the Notes or such Note Guarantee, as the case may be, in the case of each of (a) and (b), on terms at least as favorable to Holders as those contained in the documentation governing the Refinanced Indebtedness.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
"Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
"Priority Indebtedness" means, without duplication, (i) all Indebtedness for money borrowed of any Restricted Subsidiary (other than any Guarantor), (ii) all Indebtedness for money borrowed of the Issuer or any Restricted Subsidiary secured by any Lien on any asset of the Issuer or any Restricted Subsidiary (other than a Lien that secures the Notes or applicable Note Guarantee on an equal and ratable (or priority) basis), (iii) all Capital Lease Obligations of the Issuer or any Restricted Subsidiary that constitute Indebtedness, and (iv) all Indebtedness of Persons other than the Issuer or any Restricted Subsidiary secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Issuer or any Restricted Subsidiary, whether or not the Indebtedness secured thereby has been assumed by the Issuer or such Restricted Subsidiary.
"Priority Indebtedness Amount" means a dollar amount equal to the greater of (x) $600.0 million multiplied by the number of Vessels that are either Qualified Vessels or Contracted Vessels and (y) the sum of (i) 75% of the Completed Drilling Equipment Value at such time and (ii) 75% of the Contracted Drilling Equipment Value at such time.
"Private Placement Legend" means the legend set forth in Section 2.06(f)(1) ("Transfer and Exchange") to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
"QIB" means a "qualified institutional buyer" as defined in Rule 144A.
"Qualified MLP Asset Transfer" means an MLP Asset Transfer that satisfies each of the following five conditions:
(1)            the Issuer or the Restricted Subsidiary, as the case may be, receives consideration at the time of the MLP Asset Transfer at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;
(2)            after giving effect to the MLP Asset Transfer, including the application of proceeds therefrom, the Consolidated Net Leverage Ratio of the Issuer shall not exceed 5.5 to 1.0;
(3)            immediately after giving effect to the MLP Asset Transfer, the Issuer shall, directly or indirectly, control the general partner, managing member or similar controlling Person of the MLP that directly or indirectly receives the assets or Equity Interests issued or sold or otherwise disposed of in respect of the MLP Asset Transfer;
(4)            the MLP and other MLP Entities (that receive, directly or indirectly, the assets or Equity Interests issued, sold or otherwise disposed of in the MLP Asset Transfer) shall have been structured to provide for reasonably customary MLP-related distributions to the Issuer or a Restricted Subsidiary to the extent of and pursuant to the terms of their Equity Interests in such MLP Entities (or if such distributions will be made initially to an Unrestricted Subsidiary, such Unrestricted Subsidiary shall be subject to a contractual or other arrangement that requires such Unrestricted Subsidiary to make reasonably regular distributions of such amounts to the Issuer or a Restricted Subsidiary), in either case, without duplication, in proportion to the economic ownership of the Issuer in such MLP Entities and in all cases subject to and in accordance with (including any subordination on the right to receive distributions and other limitations in) the organizational or other relevant governing documents of such relevant MLP Entities; and
(5)            immediately before and after giving effect to the MLP Asset Transfer, no Default or Event of Default under any instrument governing Indebtedness of the Issuer or any of its Restricted Subsidiaries shall have occurred or be continuing.
"Qualified MLP IPO" means, (i) in connection with an MLP Formation Transaction, an initial offer and sale of common units of the MLP in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of the MLP issuable under any employee benefit plan); or (ii) following an ORP (Ventures) IPO, the transfer of Equity Interests of Drillships Financing to ORP (Ventures) (or an ORP (Ventures) Subsidiary).
"Qualified Services Contract" means, with respect to any Additional Drilling Unit acquired by, or committed to be delivered to, the Issuer or any of its Restricted Subsidiaries, a bona fide contract or series of contracts, together with any amendments, supplements or modifications thereto, that the Board of Directors of the Issuer, acting in good faith, designates as a "Qualified Services Contract" pursuant to a resolution of the Board of Directors of the Issuer, which contract or contracts:
(1)            are between the Issuer or one of its Restricted Subsidiaries, on the one hand, and a Person that is not an Affiliate of the Issuer and (a) such Person has a rating (or a Person whose parent has such a rating) of either BBB- or higher from S&P or Baa3 or higher from Moody's, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency, (b) such contract is supported by letters of credit, performance bonds or guarantees from such Person or its parent that has an investment grade rating as described in the preceding subclause (a) of this clause (1), or (c) such contract provides for a lockbox or similar arrangements or direct payment to the Issuer or its Restricted Subsidiary, as the case may be, for the full amount of the contracted payments due over the four-quarter reference period considered in calculating Consolidated Cash Flow;
(2)            provide for services to be performed by the Issuer or one or more of its Restricted Subsidiaries involving the use of such Additional Drilling Unit by the Issuer or one or more of its Restricted Subsidiaries, in either case for a minimum aggregate period of at least one year;
(3)            provide for a fixed or minimum day rate or fixed rate for such Additional Drilling Unit covering all the period in (2) above; and
(4)            for purposes of Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock"), provide that revenues from such Qualified Services Contract are to be received by the Issuer or any of its Restricted Subsidiaries within one year of (a) delivery of the related Additional Drilling Unit and (b) the Incurrence of any Indebtedness pursuant to Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock").
"Qualified Vessels" means, at any time, the completed and delivered Vessels owned by the Issuer and its Restricted Subsidiaries at such time that are of substantially comparable (or better) quality and value as (or than) the quality and value at such time of the Vessels owned on the Issue Date by the Issuer and its Restricted Subsidiaries, as determined in good faith by a Financial Officer.
"Ready for Sea Cost" means with respect to a Vessel to be acquired or leased by the Issuer or any Restricted Subsidiary, the aggregate amount of all expenditures Incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease.
"Redemption Date" means the date of redemption established by the Issuer or this Indenture as set forth under Article III.
"Regulation S" means Regulation S promulgated under the Securities Act.
"Regulation S Global Note" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
"Related Assets" means, with respect to any Vessel and its owner, (i) any insurance policies and contracts from time to time in force with respect to such Vessel, (ii) any requisition compensation payable in respect of any compulsory acquisition of such Vessel, (iii) any Earnings (other than Earnings payable to a Local Content Subsidiary) derived from the use or operation of such Vessel and/or any account to which such Earnings are deposited, (iv) any charters, operating leases, Vessel purchase options and related agreements with respect to such Vessel entered into and any security or guarantee in respect of the charterer's or lessee's obligations under such charter, lease, Vessel purchase option or agreement, (v) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vi) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder's obligations under such contract and (vii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel and any asset reasonably related, ancillary or complementary thereto.
"Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
"Restricted Certificated Note" means a Certificated Note bearing the Private Placement Legend.
"Restricted Global Note" means a Global Note bearing the Private Placement Legend.
"Restricted Investment" means any Investment other than a Permitted Investment.
"Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.
"Restricted Subsidiary" means any Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary".
"Rule 144" means Rule 144 promulgated under the Securities Act. "Rule 144A" means Rule 144A promulgated under the Securities Act.
"Rule 144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.
"Rule 903" means Rule 903 promulgated under the Securities Act. "Rule 904" means Rule 904 promulgated under the Securities Act.
"S&P" means Standard & Poor's Rating Services or any successor to the rating agency business thereof.
"Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Issuer or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
"Significant Subsidiary" means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries that are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the Issuer's consolidated revenues or (ii) as of the end of the most recent fiscal quarter, was the owner of more than 10% of the Issuer's consolidated assets.
"Stated Maturity" means, with respect to any installment of interest or principal on any item or series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture or, if such item or series is Incurred after the date of this Indenture, the date such item or series is Incurred.
"Subsidiary" means, with respect to any specified Person:
(1)            any corporation, limited liability company, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)            any partnership of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), whether in the form of general, special or limited partnership interests or otherwise, or (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
"Transactions" means, (i) the issuance of the Notes on the Issue Date, (ii) the repurchase or redemption of the Existing 9.5% Notes and (iii) the payment of fees and expenses related to the foregoing.
"Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2017; provided, however, that if the period from the redemption date to April 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
"Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.
"Uniform Commercial Code" means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.
"Unrestricted Cash" means, as of any date of determination, all cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries (without regard to any cash or Cash Equivalents of any Persons other than the Issuer and its Restricted Subsidiaries) that would be reflected as cash or Cash Equivalents on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared on such date in accordance with GAAP (less any portion of such cash and Cash Equivalents that would be reflected as "restricted cash" on such balance sheet).
"Unrestricted Certificated Note" means a Certificated Note that does not bear and is not required to bear the Private Placement Legend.
"Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.
"Unrestricted Subsidiary" means:
(1)            any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below);
(2)            any Subsidiary of an Unrestricted Subsidiary; and
(3)            unless the Issuer elects to maintain such Subsidiary as a Restricted Subsidiary, any MLP Entity.

The Issuer may designate any Subsidiary of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Issuer unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than (x) Equity Interests or property of a Restricted Subsidiary as a result of an MLP Asset Transfer and (y) any Subsidiary of the Subsidiary to be so designated); provided that the Subsidiary to be so designated and each Subsidiary of such Subsidiary:
(1)            has no Indebtedness other than Non-Recourse Debt;
(2)            except as permitted by Section 4.11 ("Transactions with Affiliates"), is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;
(3)            is a Person with respect to which neither the Issuer nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;
(4)            has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of the Restricted Subsidiaries; and
(5)            is not a DRH Issuer Subsidiary or, if any such Subsidiary is a DRH Issuer Subsidiary, it is also a DRH Unrestricted Subsidiary at all times that it is an Unrestricted Subsidiary under this Indenture.
"U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
"Ventures Facilities Agreement" means the facilities agreement, dated as of February 28, 2013, by and among Drillships Ocean Ventures Inc., as borrower, and Ocean Rig UDW Inc., as parent and guarantor, the other guarantors party thereto and the banks and financial institutions named therein, as mandated lead arrangers, with the banks and financial institutions named therein, as lenders under the commercial facilities, Eksportkreditt Norge AS, as lender under the Eksportkreditt/GEIK Facilities, The Export-Import Bank of Korea, as lender under the Kexim Facilities, and DNB Bank ASA, as facility agent and security agent.
"Vessel" means one or more shipping or drilling vessels or drilling rigs, whose primary purpose is the maritime transportation of cargo or the exploration and production drilling for crude oil or hydrocarbons, or which are otherwise engaged, used or useful in a Permitted Business, in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns a Vessel as described above.
"Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or persons performing similar functions) of such Person; provided that with respect to a limited partnership or other entity which does not have directly a board of directors, Voting Stock means such Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)            the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)            the then outstanding principal amount of such Indebtedness.
SECTION 1.02.                                        Other Definitions.

Term	Defined in Section

"Additional Amounts"	4.20(a)
"Additional Notes"	2.02
"Affiliate Transaction"	4.11(a)
"Asset Sale Offer"	4.19(e)
"Asset Sale Offer Period"	4.19(i)
"Asset Sale Offer Settlement Date"	4.19(i)
"Asset Sale Offer Termination Date"	4.19(j)(i)
"Authentication Order"	2.02
"Authentication Agent"	2.02
"Change of Control Offer"	4.18(a)
"Change of Control Payment"	4.18(a)
"Change of Control Payment Date"	4.18(a)(2)
"Covenant Defeasance"	8.03
"Default Interest"	2.12
"DTC"	2.03
"Event of Default"	6.01
"Excess Proceeds"	4.19(e)
"Incur"	4.08(a)
"Indemnified Party"	7.07(a)

Term	Defined in Section

"Initial Notes"	2.02
"interest"	1.03
"Interest Payment Date"	2.14
"Issuer"	Preamble
"Legal Defeasance"	8.02
"MD&A"	4.16(I)(a)(1)
"Paying Agent"	2.03
"Payment Default"	6.01(5)(A)
"Permitted Debt"	4.08(b)
"Record Date"	2.14
"Registrar"	2.03
"Relevant Date"	12.12
"Restricted Payments"	4.07(a)
"Resale Restriction Termination Date"	2.06(f)(1)
"Reversion Date"	4.17(a)
"Special Interest Payment Date"	2.12
"Special Record Date"	2.12
"Specified Tax Jurisdiction"	4.20(a)
"Specified Vessel Sale"	4.19(c)
"Successor"	5.01(a)(1)
"Suspended Covenants"	4.17(a)
"Suspension Event"	4.17(a)
"Taxes"	4.20(a)
"Transfer Agent"	2.03

SECTION 1.03.                                        Rules of Construction. Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;
(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)            "or" is not exclusive;
(4)            words in the singular include the plural, and in the plural include the singular;
(5)            "will" shall be interpreted to express a command;
(6)            provisions apply to successive events and transactions;
(7)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(8)            "including" means including without limitation; and
(9)            references to any person "acting reasonably" and correlative expressions shall be construed to mean "acting reasonably in the interests of the Holders and having due regard to the duties of the Trustee to the Holders".
All references to "Notes" or "principal amount of Notes" shall mean the outstanding principal amount of Notes after giving effect to any redemptions and any other purchases, whether pursuant to this Indenture or otherwise, and after giving effect to any accretion of the principal amount due to the Notes having been issued at a discount to their face amount.
All references to "interest" shall mean the initial interest rate borne by the Notes plus (if applicable) any Default Interest. If there has been no demand that the Issuer pay Default Interest, the Issuer shall pay Default Interest in the same manner as other interest, and on the same dates as set forth in the Notes and in this Indenture.
ARTICLE II

The Notes
SECTION 2.01.                                        Form and Dating. (a)  General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have other notations, legends or endorsements required by law, stock exchange rule or usage. The Notes will initially be represented by the Global Notes. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)            Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in certificated form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the

Trustee or the Notes Custodian therefor, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 ("Transfer and Exchange").
(c)            Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.                                        Execution and Authentication; Additional Notes.  At least one Officer of the Issuer shall sign the Notes by manual or facsimile signature.
If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note will not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.
The Trustee will, upon receipt of a written order of the Issuer signed by one Officer of the Issuer (an "Authentication Order"), authenticate (i) Notes for original issue in the aggregate principal amount not to exceed $500,000,000 (the "Initial Notes") on the Issue Date and (ii) additional Notes (the "Additional Notes") having identical terms and conditions to the Initial Notes, except for issue date, issue price, transfer restrictions (if any), first interest payment date and the amount of interest paid on the first date after such issue date, in up to an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock")). The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 ("Replacement Notes").
All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture; provided that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable. The Additional Notes shall bear any legend required by applicable law.
The Trustee may appoint an authenticating agent (the "Authentication  Agent") reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authentication Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.                                        Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Issuer will also maintain a transfer agent (the "Transfer Agent") in connection with the Notes. The Issuer shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, the City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Other than for the purposes of effecting a redemption or an offer to purchase in accordance with Article III or in connection with a Legal Defeasance, Covenant Defeasance or the satisfaction and discharge of this Indenture pursuant to Section 10.01 ("Satisfaction and Discharge"), the Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any Registrar and Paying Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.
The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.
The Issuer initially appoints Deutsche Bank Trust Company Americas to act as the Registrar, Transfer Agent and Paying Agent and to act as Notes Custodian with respect to the Global Notes.
SECTION 2.04.                                        Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than Deutsche Bank Trust Company Americas to agree in writing that such Paying Agent shall hold, in trust for the benefit of the Holders or the Trustee, all money held by such Paying Agent for the payment of principal of, premium and Additional Amounts, if any, or interest on, the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for the money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.                                        Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own

behalf and on behalf of any Guarantors, shall furnish to the Trustee, in writing, at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.06.                                        Transfer and Exchange.  (a)  Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchangeable by the Issuer for Certificated Notes if:

(1)            the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary;
(2)            the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or
(3)            there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary requests such an exchange.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 ("Replacement Notes") and 2.10 ("Temporary Notes"). Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06(a) or Section 2.07 ("Replacement Notes") or 2.10 ("Temporary Notes"), shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) ("Transfer and Exchange").
(b)            Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act or applicable law. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same

Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (1).
(2)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) ("Transfer and Exchange") above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)            both:
(1)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(2)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)            both:
(1)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(2)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in clause (1) immediately above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(3)            Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) ("Transfer and Exchange") above and the Registrar receives the following:
(A)            If the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(4)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) ("Transfer and Exchange") above and the Registrar receives the following:
(A)            if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; or
(B)            if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and that the Private Placement Legend may be removed from the Note.

If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 ("Execution and Authentication; Additional Notes"), the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4). Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)            Transfer or Exchange of Beneficial Interests for Certificated Notes.

(1)            Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If in accordance with Section 2.06(a) ("Transfer and Exchange") a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Certificated Note or transferred to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation:
(A)            if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;
(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)            if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)            Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note after the applicable Resale Restriction Termination Date only if the Registrar receives the following:
(A)            if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; or
(B)            if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and that the Private Placement Legend may be removed from the Note, and such other documents as the Registrar may reasonably request.
(3)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
(d)            Transfer and Exchange of Certificated Notes for Beneficial Interests.

(1)            Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)            if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
(B)            if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)            if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)            if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)            if such Restricted Certificated Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)            if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note and, in the case of clause (C) above, the Regulation S Global Note.
(2)            Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note after the applicable Resale Restriction Termination Date only if the Registrar receives the following:
(A)            if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(c) thereof; or
(B)            if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and that the Private Placement Legend may be removed from the Note, and such other documents as the Registrar may reasonably request.
Upon satisfaction of the conditions in this Section 2.06(d)(2), the Trustee will cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)            Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 ("Execution and Authentication; Additional Notes"), the Trustee will authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.
(e)            Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)            Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:
(A)            If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act (other than those listed in subparagraphs (A) and (B) of this clause (1)), then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)            Restricted Certificated Notes to Unrestricted Certificated Notes.  Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note after the applicable Resale Restriction Termination Date only if the Registrar receives the following:
(A)            if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(d) thereof; or
(B)            if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and that the Private Placement Legend may be removed from the Note, and such other documents as the Registrar may reasonably request.
(3)            Unrestricted Certificated Notes to Unrestricted Certificated Notes.  A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.
(f)            Legends. The following legends will appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)            Private Placement Legend.
(A)            Except as permitted by subparagraph (B) of this Section 2.06(f), each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR

UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS, IN THE CASE OF RULE 144A NOTES: ONE YEAR AND IN THE CASE OF REGULATION S NOTES: 40 DAYS, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(B)            Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)            Global Note Legend. Each Global Note will bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(g)            Cancelation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 ("Cancelation"). At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such

Global Note by the Trustee or by the Notes Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Notes Custodian at the direction of the Trustee to reflect such increase.
(h)            General Provisions Relating to Transfers and Exchanges of Notes.

(1)            To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.02 ("Execution and Authentication; Additional Notes") or at the Registrar's request.
(2)            No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10 ("Temporary Notes"), 3.06 ("Notes Redeemed or Purchased in Part"), 4.18 ("Offer to Repurchase Upon Change of Control"), 4.19 ("Asset Sales"), and 9.04 ("Notation on or Exchange of Notes")).
(3)            The Registrar will not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)            All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.
(5)            None of the Registrar, the Trustee or the Issuer will be required:
(A)            to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 ("Selection of Notes to be Redeemed or Purchased") and ending at the close of business on the day of selection;
(B)            to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)            to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(6)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Paying Agent, the Registrar or the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes whatsoever, whether or not such Notes are overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(7)            The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 ("Execution and Authentication; Additional Notes").
(8)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)            Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.
(10)            Neither the Trustee nor the Registrar shall have any responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depositary or any registered Holder) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes, by or through the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee and the Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants or Indirect Participants.
(11)            Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this

Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.07.                                        Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for their expenses in replacing a Note, including reasonable fees and expenses of counsel and the Trustee's reasonable fees and expenses. In the event of any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Notes duly issued under this Indenture.
SECTION 2.08.                                        Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 ("Treasury Notes"), a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(c) ("Optional Redemption").

If a Note is replaced pursuant to Section 2.07 ("Replacement Notes"), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If the entire principal amount and premium, if any, of any Note is considered paid under Section 4.01 ("Payment of Notes"), it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
SECTION 2.09.                                        Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and the Trustee shall be entitled to accept and rely upon such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination.
SECTION 2.10.                                        Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes, but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
SECTION 2.11.                                        Cancelation. The Issuer at any time may deliver Notes to the Registrar for cancelation. The Trustee and Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Registrar and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancelation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee) in accordance with its customary procedure. Evidence of the destruction or cancelation of all canceled Notes shall be delivered to the Issuer upon written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Registrar for cancelation.

SECTION 2.12.                                        Default Interest. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful to the Persons who are Holders on a subsequent Special Record Date (as defined below), in each case at the rate provided in the Notes and consistent with Section 4.01 ("Payment of Notes") ("Default  Interest"). The Issuer shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Note and the date of the proposed payment (the "Special  Interest Payment Date"). The Issuer shall fix or cause to be fixed a record date (the "Special Record Date") for the payment of such Default Interest; provided that no such Special Record Date may be less than 10 days prior to the related Special Interest Payment Date. At least 15 days before the Special Record Date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be sent to Holders a notice that states the Special Record Date, the related Special Interest Payment Date and the amount of such interest to be paid. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Default Interest, or with respect to the nature, extent or calculation of the amount of Default Interest owed.
SECTION 2.13.                                        Persons Deemed Owners. The Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under this Indenture and the Notes.

SECTION 2.14.                                        Interest Payment Date; Record Date. Interest on outstanding Notes will accrue at the rate of 7.25% per year and will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2014 (each, an "Interest Payment Date"). The Issuer shall make each interest payment to the Holders of record on the immediately preceding March 15 and September 15 (each, a "Record Date"). Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

ARTICLE III
Redemption and Purchase
SECTION 3.01.                                        Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 ("Optional Redemption") or Section 3.08 ("Optional Redemption for Changes in Withholding Taxes"), it must furnish to the Trustee, at least 35 days (unless the Trustee permits a shorter period) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth:

(1)            the clause of this Indenture pursuant to which the redemption shall occur;
(2)            the Record Date, if any, for the redemption and the applicable Redemption Date;
(3)            the principal amount of Notes to be redeemed; and
(4)            the redemption price.
SECTION 3.02.                                        Selection of Notes to Be Redeemed or Purchased.  If less than all the Notes are to be redeemed or purchased in an offer to purchase at any time, the Registrar will select Notes for redemption or purchase on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the applicable procedures of the Depositary, unless otherwise required by law or applicable stock exchange or Depositary requirements.
In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 (unless the Registrar permits a shorter period) nor more than 60 days prior to the Redemption Date or purchase date by the Registrar from the outstanding Notes not previously called for redemption or purchase.
The Registrar shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
SECTION 3.03.                                        Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail, or cause to be mailed by first class mail, a notice of redemption (or such notice shall otherwise be given in accordance with the procedures of the Depositary) to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or X hereof. For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.

The notice shall identify the Notes (including the CUSIP numbers) to be redeemed and shall state:
(1)            the Record Date, if any, and the Redemption Date for such redemption;
(2)            the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;
(3)            if the Notes are being redeemed in part:
(A)            If less than all the Notes are to be redeemed at any time, the Registrar shall select Notes for redemption on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the applicable procedures of the Depositary, unless otherwise required by law or applicable stock exchange or Depositary requirements, and in any case, in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof; and
(B)            the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date upon surrender of such Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancelation of the original Note;
(4)            the name and address of the Paying Agent;
(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)            that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)            the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)            a description of any conditions to the Issuer's obligations to complete the redemption; and
(9)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Issuer's request, the Registrar shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer has delivered to the Registrar, at least five Business Days prior to the date such notice is to be delivered to the Holders, an Officers' Certificate requesting that the Registrar give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03 above and attaching a final form of such notice to be delivered to the Holders.
SECTION 3.04.                                        Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03 ("Notice of Redemption"), Notes called for redemption become irrevocably due and payable on the applicable Redemption Date at the applicable redemption price, subject to any conditions specified in the notice of redemption. On and after a redemption date, interest shall cease to accrue on such Notes or portion of them called for redemption. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.                                        Deposit of Redemption or Purchase Price. No later than 10:00 a.m. New York City time on the Redemption Date or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Registrar for cancelation. The Trustee or the Paying Agent shall promptly return to the

Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, and Additional Amounts, if any, on all Notes to be redeemed or purchased. The Trustee or Paying Agent shall inform the Issuer of the existence of such amounts as reasonably practicable after such excess amounts are deposited with the Trustee or Paying Agent.
If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 ("Payment of Notes").
SECTION 3.06.                                        Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

SECTION 3.07.                                        Optional Redemption. (a)  Except as set forth in clauses (b), (c) and (d) of this Section 3.07 or as provided in Section 3.08, the Notes shall not be redeemable at the option of the Issuer.

(b)            On or after April 1, 2017, the Issuer may redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the periods indicated below:

For the Period Below	Percentage
From April 1, 2017 to March 31, 2018	105.438%
From April 1, 2018 to September 30, 2018	102.719%
October 1, 2018 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
(c)            At any time prior to April 1, 2017, the Issuer may, at its option, redeem up to 35% of the aggregate original principal amount of Notes issued under this Indenture (including Additional Notes), at one time or from time to time, at a redemption price equal to 107.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in an amount not greater than the net cash proceeds received by the Issuer from one or more Equity Offerings; provided that (i) at least 65% of the aggregate original principal amount of Notes issued under this Indenture (including Additional Notes, but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(d)            In addition, at any time prior to April 1, 2017, the Issuer may, at its option, redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the outstanding principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 ("Notices to Trustee") through 3.06 ("Notes Redeemed or Purchased in Part").

SECTION 3.08.                                        Optional Redemption for Changes in Withholding  Taxes. (a)  The Issuer may redeem the Notes, at its option, at any time in whole, but not in part, upon not less than 30 nor more than 60 days' notice to the Holders, at a redemption price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest (if any) to the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event that the Issuer determines in good faith that the Issuer or any Guarantor (if any) has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, or the Note Guarantees, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to the Issuer or the relevant Guarantor (if any), as applicable (including making payment through a Paying Agent located in another jurisdiction), as a result of (i) a change in or an amendment to the laws or treaties (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date of this Indenture or (ii) any change in or amendment to any official position of a taxing authority in any Specified Tax Jurisdiction regarding the application, administration or interpretation of such laws, treaties, regulations or rulings

(including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture.
(b)            Notwithstanding the foregoing, no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor (if any), as applicable, would be obligated to pay Additional Amounts if a payment in respect of the Notes or any applicable Note Guarantees were then due. Before the Issuer publishes, mails or delivers a notice of redemption of the Notes as described above, the Issuer shall deliver to the Trustee and Paying Agent (i) an Officers' Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred and (ii) an opinion of independent legal counsel of recognized standing satisfactory to the Trustee and the Paying Agent that the Issuer or any Guarantor has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in Section 3.08(a)(i) or Section 3.08(a)(ii).

(c)            The Trustee and Paying Agent shall accept and shall be entitled to conclusively rely upon the Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they shall be conclusive and binding on the Holders.

(d)            Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 ("Notices to Trustee") through 3.06 ("Notes Redeemed or Purchased in Part").

ARTICLE IV

Covenants
SECTION 4.01.                                        Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. New York City time on the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due.

SECTION 4.02.                                        Maintenance of Office or Agency. The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 ("Registrar, Transfer Agent and Paying Agent").
SECTION 4.03.                                        Corporate Existence. Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)            its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; and
(2)            the material rights (charter or statutory), licenses and franchises of the Issuer and each Restricted Subsidiary;
provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.
SECTION 4.04.                                        Compliance Certificate. (a)  The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, which, as of the date of this Indenture, occurs on December 31, an Officers' Certificate signed by the principal financial officer, the principal accounting officer or the principal executive officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her actual knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture applicable to the Issuer and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.
(b)            So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.                                        Taxes. The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.                                        Stay, Extension and Usury Laws. The Issuer and each of the Guarantors (if any) covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (if any) (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.                                        Restricted Payments. (a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1)            declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Issuer or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger, consolidation or amalgamation involving the Issuer or any of the Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of the Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or any Restricted Subsidiary);
(2)            purchase, repurchase, redeem, retire or otherwise acquire for value (including, without limitation, in connection with any merger, consolidation or amalgamation involving) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any Person (other than Equity Interests held by the Issuer or any Restricted Subsidiary) or any Equity Interests of any Restricted Subsidiary held by an affiliate of the Issuer (other than Equity Interests held by the Issuer or any Restricted Subsidiary) (in each case other than in exchange for Equity Interests of the Issuer that is not Disqualified Stock);

(3)            make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of the Restricted Subsidiaries), except the purchase, repurchase, redemption, defeasance or other acquisition of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year after the date of purchase, repurchase, redemption, defeasance or acquisition, and the payment of principal of such Indebtedness at the Stated Maturity thereof; or
(4)            make any Restricted Investment,
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:
(i)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(ii)            the Issuer could Incur, at the time of such Restricted Payment and after giving pro forma effect thereto, at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in
Section 4.08(a) ("Incurrence of Indebtedness and Issuance of Preferred Stock"); and
(iii)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (5) and (7) through (15) of Section 4.07(b)), is less than the sum, without duplication, of:
(A)            50% of the Issuer's Consolidated Net Income on a consolidated basis for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B)            100% of the aggregate net cash proceeds or the Fair Market Value of assets other than cash, in each case, received by the Issuer or any Restricted Subsidiary from any Person other than the Issuer or any of its Subsidiaries since the Issue Date as a contribution to its common equity capital or from the issue or sale of the Issuer's Equity Interests (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Issuer (other than Equity Interests, Disqualified Stock or debt securities sold to a Restricted Subsidiary of the Issuer); plus
(C)            to the extent that any Restricted Investment that was made after the Issue Date is sold or disposed of for cash or Cash Equivalents or otherwise cancelled, liquidated or repaid for cash or Cash Equivalents, the lesser of (i) the return of capital received in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus
(D)            to the extent that any Unrestricted Subsidiary designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Restricted Investment made by the Issuer or any of the Restricted Subsidiaries in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus
(E)            $50.0 million.
(b)            Section 4.07(a) will not prohibit:

(1)            the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
(2)            the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (iii)(B) of Section 4.07(a);
(3)            the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness;
(4)            the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary that is not a wholly owned Subsidiary of the Issuer to holders of minority interests in its Equity Interests on a pro rata basis or on a basis more favorable to the Issuer or its Restricted Subsidiaries;
(5)            so long as no Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or Disqualified Stock or Preferred Stock of any Restricted Subsidiary issued after the Issue Date in accordance with the Consolidated Interest Coverage Ratio test set forth in Section 4.08(a) ("Incurrence of Indebtedness and Issuance of Preferred Stock");
(6)            so long as the aggregate principal amount of the Consolidated Total Indebtedness of the Issuer and the Restricted Subsidiaries does not exceed 75% of the sum of the Completed Drilling Equipment Value and the Contracted Drilling Equipment Value at such time and no Default or Event of Default has occurred or is continuing, the making of any Restricted Payment in an aggregate amount, together with all other Restricted Payments made under this clause (6), not exceeding the aggregate amount of Excess Specified Vessel Proceeds;
(7)            cash payments in lieu of the issuance of fractional shares, or payments to dissenting stockholders (a) pursuant to applicable law or (b) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture;
(8)            so long as no Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary held by any current or former officer, director or employee of the Issuer or any Restricted Subsidiary pursuant to any equity subscription agreement, employee stock ownership plan or similar trust, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount);
(9)            the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants, rights to acquire Equity Interests or other convertible securities, to the extent such Equity Interests represent a portion of the exercise or conversion price thereof or the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer or any Restricted Subsidiary held by any current or former officers, directors or employees of the Issuer or any Restricted Subsidiary in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(10)            any purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness subordinated to the Notes or any applicable Note Guarantees from proceeds of an Asset Sale or in the event of a Change of Control, in each case only if prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement, the Issuer or any Restricted Subsidiary has made an Asset Sale Offer or Change of Control Offer, as applicable, as provided in this Indenture and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Asset Sale Offer or Change of Control Offer in accordance with the requirements of this Indenture;
(11)            any Restricted Payment (other than a Restricted Payment made in cash or Cash Equivalents) deemed to be made in connection with or as a result of completing an MLP Formation Transaction consummated in compliance with Section 4.19 ("Asset Sales") or that otherwise constitutes a Qualified MLP Asset Transfer;
(12)            so long as no Event of Default has occurred and is continuing or would result therefrom, any other Restricted Payment so long as, after giving effect thereto, including the use of proceeds therefrom, the Consolidated Total Leverage Ratio of the Issuer shall not exceed 3.0 to 1.0;
(13)            so long as no Event of Default has occurred and is continuing, any other Restricted Payment in an aggregate amount, together with all other Restricted Payments made under this clause (13), that does not exceed the greater of (x) $150.0 million and (y) 5.0% of Net Tangible Assets at such time;
(14)            any Restricted Payment to ORP (Ventures) or any of the ORP (Ventures) Subsidiaries in an amount not to exceed the amount of net proceeds of an ORP (Ventures) IPO on the date of an ORP (Ventures) IPO or the net proceeds of the sale of common units of ORP (Ventures) in a bona fide public offering for cash, in each case received by the Issuer or a Restricted Subsidiary; provided that the proceeds of any such Restricted Payment are used by Ocean Rig Operating LP (or an ORP (Ventures) Subsidiary thereof) to prepay outstanding Indebtedness; and
(15)            the payment of any dividend or distribution by a Restricted Subsidiary to an MLP or MLP Entity in respect of Equity Interests of such Restricted Subsidiary that are held by such MLP or MLP Entity in an aggregate amount, together with all other dividends or distributions made under this clause (15), that does not exceed $25.0 million.
(c)            The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the

Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee. For purposes of determining compliance with this Section 4.07 in the event that a Restricted Payment meets the criteria of more than one of the applicable categories of Restricted Payments in Sections 4.07(a) or clauses (1) through (15) of Section 4.07(b) or as a Permitted Investment, the Issuer will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.
SECTION 4.08.                                        Incurrence of Indebtedness and Issuance of Preferred Stock. (a)  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "Incur," "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing), any Indebtedness (including Acquired Debt) or issue any Disqualified Stock, and the Issuer will not permit any of the Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer or any Restricted Subsidiary may Incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Stock, if, immediately after giving pro forma effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the receipt and application of the net proceeds thereof, the Consolidated Interest Coverage Ratio of the Issuer for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0.

(b)            Section 4.08(a) will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1)            the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under one or more Credit Facilities Incurred (a) in connection with the financing of the business and operations of the Issuer and its Restricted Subsidiaries, including all or any part of the purchase price, lease expense, charter expense, rental payments or cost of design, construction, installation or improvement of Drilling Equipment used in the Permitted Business, whether through the charter of, leasing of or the direct purchase of, or of the Capital Stock of any Person owning, such Drilling Equipment (including any Indebtedness deemed to be Incurred in connection with such purchase) (it being understood that any such Indebtedness may be Incurred after the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any such Drilling Equipment) or (b) to refinance Indebtedness otherwise Incurred pursuant to this clause (1); provided that, after giving pro forma effect to the Incurrence of such Indebtedness and the application of the proceeds thereof (including any related purchase of Drilling Equipment), the aggregate principal amount of the Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries shall not exceed the greater of (x) $550.0 million multiplied by the number of Vessels that are either Qualified Vessels or Contracted Vessels and (y) the sum of (i) 75% of the Completed Drilling

Equipment Value at such time and (ii) 75% of the Contracted Drilling Equipment Value at such time;
(2)            the Incurrence by (a) the Issuer and any Guarantor of Indebtedness represented by the Notes (other than Additional Notes) and any related Note Guarantees and (b) the Issuer or any Restricted Subsidiary of Existing Indebtedness;
(3)            the Incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted to be Incurred under Section 4.08(a) or clause (2), this clause (3) or clause (10) of this Section 4.08(b);
(4)            the Incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and the Restricted Subsidiaries; provided, however, that:
(A)            if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or any Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes or the relevant Note Guarantee, as applicable; and
(B)            upon any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary, or (ii) sale or other transfer of any such Indebtedness to a Person that is not the Issuer or a Restricted Subsidiary, the exception provided by this clause (4) shall no longer be applicable to such Indebtedness and such Indebtedness will be deemed to have been Incurred at the time of any such issuance or transfer;
(5)            the Incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business and not for speculative purposes;
(6)            the guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.08; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(7)            the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, and performance and surety bonds or other Indebtedness of a like nature, in each case in the ordinary course of business;

(8)            the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(9)            the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any Restricted Subsidiary pursuant to such agreements, in each case, Incurred in connection with the acquisition or disposition of any business, assets or the Capital Stock of a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or the Capital Stock of a Subsidiary for the purpose of financing such acquisition; provided, however, that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value)) actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;
(10)            Indebtedness of any Person Incurred and outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (b) otherwise in connection with or contemplation of such acquisition); provided, however, with respect to this clause (10), that at the time of such acquisition or other transaction pursuant to which such Indebtedness is deemed to be Incurred, (x) the Issuer could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.08(a), after giving pro forma effect to such acquisition or other transaction or (y) the Consolidated Interest Coverage Ratio would not be less than it was immediately prior to giving effect to such acquisition or other transaction;
(11)            the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness through the provision of bonds, guarantees, letters of credit or similar instruments required by the United States Federal Maritime Commission or any other governmental or regulatory agencies, foreign or domestic, including, without limitation, customs authorities; in each case, for Vessels owned, operated or chartered by, or in the ordinary course of business of, the Issuer or any of its Restricted Subsidiaries;

(12)            the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in the form of customer deposits and advance payments received in the ordinary course of business from customers for services purchased in the ordinary course of business; and
(13)            the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness not otherwise permitted pursuant to clauses (1) through (12) above that, together with any other Indebtedness Incurred pursuant to this clause (13) and then outstanding, has an aggregate principal amount (or accreted value, as applicable) not to exceed the greater of (x) $100.0 million and (y) 3.50% of Net Tangible Assets at such time.
(c)            For purposes of determining compliance with this Section 4.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) of Section 4.08(b), or is entitled to be Incurred pursuant to Section 4.08(a), the Issuer or the applicable Restricted Subsidiary will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.08. The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.08. Further, the reclassification of any lease or other liability of the Issuer or any Restricted Subsidiary as Indebtedness due to a change of accounting principles after the Issue Date will not be deemed an incurrence of Indebtedness for purposes of this Section 4.08.

(d)            For purposes of determining compliance with this Section 4.08, the amount of any Indebtedness outstanding as of any date will be:

(1)            the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)            the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)            in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)            the Fair Market Value of such assets at the date of determination; and
(B)            the amount of the Indebtedness of the other Person.

(e)            For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency will be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of Indebtedness Incurred under a revolving credit facility; provided that (1) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (2) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date will be calculated based on the relevant currency exchange rate in effect on the Issue Date.

(f)            Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Issuer or the applicable Restricted Subsidiary may Incur pursuant to this Section 4.08 shall be deemed not to be exceeded solely as a result of fluctuations in exchange rates or currency values.

SECTION 4.09.                                        Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or assume any Lien (other than Permitted Liens) of any kind against any assets of the Issuer or any Restricted Subsidiary, which Lien secures Indebtedness, unless the Notes are equally and ratably secured with (or prior to) such Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 4.10.                                        Dividend and Other Payment Restrictions Affecting Subsidiaries. (a)  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to become effective any consensual encumbrance or restriction on the ability of any of the Restricted Subsidiaries to:

(1)            pay dividends or make any other distributions on its Capital Stock to the Issuer or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries;
(2)            make loans or advances to the Issuer or any of the Restricted Subsidiaries; or
(3)            sell, lease or transfer any of its properties or assets to the Issuer or any of the Restricted Subsidiaries.
(b)            Section 4.10(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)            agreements governing Indebtedness as in effect on the Issue Date;

(2)            restrictions contained in, or in respect of, Hedging Obligations permitted to be Incurred by this Indenture;
(3)            this Indenture and the Notes;
(4)            applicable law, rule, regulation or order;
(5)            any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;
(6)            customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(7)            purchase money obligations for property acquired in the ordinary course of business, mortgage financings and Capital Lease Obligations that impose restrictions on the property purchased or mortgaged or leased of the nature described in Section 4.10(a)(3);
(8)            any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the assets of any Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;
(9)            Liens permitted to be Incurred under Section 4.09 ("Liens") that limit the right of the debtor to dispose of the assets subject to such Liens;
(10)            provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;
(11)            restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
(12)            any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (3), (5) and (7) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(13)            any encumbrance or restriction contained in the terms of any Indebtedness that is permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock") or any agreement pursuant to which such Indebtedness was issued; provided that, at the time such Indebtedness is Incurred, either (a) such encumbrance or restriction is customary for financings of the same type, and such restrictions would not reasonably be expected to materially impair the Issuer's ability to make scheduled payments of interest and principal on the Notes when due, as determined in good faith by a Financial Officer or (b) restrictions therein are not materially more restrictive, taken as a whole, than those contained in (i) this Indenture, the Notes or any applicable Note Guarantees or (ii) the agreements governing Existing Indebtedness as in effect on the Issue Date, as determined in good faith by a Financial Officer; and
(14)            encumbrances or restrictions of the nature described in Section 4.10(a)(3) with respect to property under a charter, lease or other agreement that has been entered into in the ordinary course for the employment, charter or other hire of such property.
SECTION 4.11.                                        Transactions with Affiliates. (a)  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer and any Restricted Subsidiary (each, an "Affiliate Transaction") involving, with respect to any such transaction or series of related transactions, payments or consideration in excess of $1.0 million, unless:

(1)            the Affiliate Transaction is on terms that are either (a) no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable arm's-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer and any Restricted Subsidiary or (b) if in the good faith judgment of a Financial Officer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or the relevant Restricted Subsidiary from a financial point of view; and
(2)            the Issuer obtains:
(A)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and
(B)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion issued to the Board of Directors of the Issuer by an accounting, appraisal or investment banking firm of international standing or generally recognized in the shipping or offshore drilling industries as qualified to perform the tasks for which such firm has been engaged as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view or that the terms of such Affiliate Transaction are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable arm's-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer and any Restricted Subsidiary.
(b)            For the avoidance of doubt, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $25.0 million or less, the determination that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 4.11 may be made by a Financial Officer.

(c)            The following items will not be deemed to be Affiliate Transactions, as applicable, and, therefore, will not be subject to Section 4.11(a):

(1)            any management agreement for the provision of vessel management services in the ordinary course of business and in line with industry standards and any payments thereunder that shall have been approved by a majority of the disinterested members of the Board of Directors of the Issuer or, following the consummation of a Qualified MLP IPO, such arrangements are consistent with those that are customarily entered into with Affiliates by companies that have undertaken a transaction similar to a Qualified MLP IPO, as determined in good faith by the majority of the disinterested members of the Board of Directors of the Issuer;
(2)            any employment agreement, employee benefit plan, compensation plan or arrangement, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(3)            payment of reasonable directors' fees to directors of the Issuer or any Restricted Subsidiary;
(4)            transactions solely between or among the Issuer and/or any of its Restricted Subsidiaries;

(5)            the issuance or sale of Equity Interests (other than Disqualified Stock) of the Issuer to, or receipt of capital contributions from, Affiliates of the Issuer;
(6)            loans or advances to employees of the Issuer (including of any Restricted Subsidiary) in the ordinary course of business not to exceed $7.5 million in the aggregate at any one time outstanding;
(7)            transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(8)            Restricted Payments (including as Permitted Investments) that do not violate Section 4.07 ("Restricted Payments");
(9)            transactions between the Issuer or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that a director of such other Person is also a director of the Issuer or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Issuer or such Restricted Subsidiary, as applicable, on any matter involving such other Person;
(10)            any agreement as in effect on the Issue Date or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not, taken as a whole, less favorable in any material respect to the Holders);
(11)            the Transactions and all fees and expenses paid or payable in connection therewith;
(12)            the granting and performance of registration rights for the Issuer's securities;
(13)            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person, in each case, as determined in good faith by the Issuer's Board of Directors or a member of the Issuer's senior management;
(14)            a Qualified MLP IPO and transactions related thereto and MLP Formation Transactions and transactions related thereto, so long as the MLP Asset Transfers related to the foregoing are consummated in compliance with Section 4.19 ("Asset Sales") or otherwise constitute a Qualified MLP Asset Transfer; and
(15)            transactions in the ordinary course of business solely between the Issuer or a Restricted Subsidiary and a Local Content Subsidiary.

SECTION 4.12.                                         Business Activities. The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and the Restricted Subsidiaries taken as a whole.

SECTION 4.13.                                        Future Note Guarantees. If, after the Issue Date, in connection with the incurrence of any Indebtedness by the Issuer or any Restricted Subsidiary (after giving effect to such incurrence and the application of the proceeds therefrom), any Restricted Subsidiary of the Issuer has outstanding Priority Indebtedness (other than Priority Indebtedness that is secured by Permitted Liens) and the amount of aggregate consolidated Priority Indebtedness of the Issuer and its Restricted Subsidiaries exceeds the Priority Indebtedness Amount, then the Issuer shall, within 180 days of such incurrence, either (a) cause each Restricted Subsidiary that has outstanding Priority Indebtedness (other than Priority Indebtedness that is secured by Permitted Liens) to execute a supplemental indenture, substantially in the form of Exhibit D hereto, pursuant to which such Restricted Subsidiary will become a Guarantor or (b) cause one or more of its Restricted Subsidiaries to execute a supplemental indenture pursuant to which such Restricted Subsidiary or Restricted Subsidiaries will become a Guarantor, such that after giving effect to the Note Guarantees in this clause (b) the amount of consolidated Priority Indebtedness of the Issuer and its Restricted Subsidiaries shall no longer exceed the Priority Indebtedness Amount; provided, however, that a Restricted Subsidiary shall not be required to become a Guarantor pursuant to clause (a) or (b) above if such Restricted Subsidiary has outstanding Priority Indebtedness (other than Priority Indebtedness that is secured by Permitted Liens) of less than $10.0 million in the aggregate.

SECTION 4.14.                                        Designation of Restricted and Unrestricted Subsidiaries. (a)  The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

(1)            the Issuer could make the Restricted Payment (including as a Permitted Investment) which is deemed to occur upon such designation under Section 4.07 ("Restricted Payments") equal to the Fair Market Value of all outstanding Investments owned by the Issuer and the Restricted Subsidiaries in such Subsidiary at the time of such designation;
(2)            such Restricted Subsidiary meets the definition of an "Unrestricted Subsidiary";
(3)            the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default and no Default or Event of Default would be in existence following such designation; and
(4)            the Issuer delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 ("Restricted Payments").

(b)            If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 ("Restricted Payments") or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer.

(c)            If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary or any other Unrestricted Subsidiary would fail to meet the definition of an "Unrestricted Subsidiary," then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date.

(d)            (The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary if:

(1)            the Issuer and the Restricted Subsidiaries could Incur the Indebtedness which is deemed to be Incurred upon such designation under Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock"), equal to the total Indebtedness of such Subsidiary calculated on a pro forma basis as if such designation had occurred on the first day of the four-quarter reference period;
(2)            the designation would not constitute or cause a Default or Event of Default; and
(3)            the Issuer delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions, including the Incurrence of Indebtedness under Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock").
SECTION 4.15.                                        Payments for Consent. The Issuer shall not, and shall not permit any of the Restricted Subsidiaries or any of their respective Affiliates to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.16.                                        Reports. (a)  (1) Whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall furnish to the Trustee and the Holders, so long as any Notes are outstanding:

(i)            within 75 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports on Form 6-K (or any successor form)

containing the Issuer's unaudited quarterly financial statements on a combined or consolidated basis, as the case may be, and as otherwise consistent with GAAP (including a balance sheet and statement of income, changes in stockholders' equity and cash flow) and a Management's Discussion and Analysis of Financial Condition and Results of Operations (the "MD&A") (or equivalent disclosure) for and as of the end of such fiscal quarter (with comparable financial statements for the corresponding fiscal quarter of the immediately preceding fiscal year);
(ii)            within 135 days after the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein (including the Issuer's audited financial statements on a combined or consolidated basis, as the case may be, and as otherwise consistent with GAAP, a report thereon by the Issuer's certified independent accountants and an MD&A) for such fiscal year; and
(iii)            at or prior to such times as would be required to be filed or furnished to the SEC if the Issuer was then a "foreign private issuer" subject to Section 13(a) or 15(d) of the Exchange Act (whether or not the Issuer is then subject to such requirements), all such other reports and information that the Issuer would have been required to file or furnish pursuant thereto.
(b)            All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. The quarterly and annual reports shall include information regarding the adjustments, if any, to the calculation of Consolidated Net Income in connection with drydock, shipyard stay and special survey expenses, as applicable. In addition, the Issuer shall electronically file or furnish, as the case may be, a copy of all such information and reports referred to in clauses (i) through (iii) of Section 4.16(a) with the SEC for public availability within the time periods specified therein at any time the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act and make such information available to Holders, or if the Notes are represented by one or more Global Notes, the beneficial owners of the Notes and prospective investors upon request. The Issuer shall be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. If, notwithstanding the foregoing, the SEC will not accept the Issuer's filings for any reason, the Issuer will post the reports referred to in Section 4.16(a) on its website within the time periods that would apply to non-accelerated filers if the Issuer were required to file those reports with the SEC. The Trustee shall have no responsibility to determine if such filings have been posted on EDGAR or the Issuer's website. The Issuer agrees that, for so long as any Notes remain outstanding, it will hold and participate in quarterly conference calls with Holders and securities analysts relating to the financial condition and results of operations of the Issuer and the Restricted Subsidiaries. In addition, the Issuer agrees that, for so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)            If the Board of Directors of the Issuer has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either in the MD&A or otherwise, of the financial condition and results of operations of the Unrestricted Subsidiaries separate from the financial condition and results of operations of the Issuer and the Restricted Subsidiaries.

SECTION 4.17.                                        Suspension of Covenants. (a)  During any period of time that the Notes have an Investment Grade Rating and no Default or Event of Default has occurred and is continuing (a "Suspension Event"), then, beginning on that day, the Issuer and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the "Suspended Covenants"): Section 4.07 ("Restricted Payments"), Section 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock"), Section 4.10 ("Dividend and Other Payment Restrictions Affecting Subsidiaries"), Section 4.11 ("Transactions with Affiliates"), and Section 4.19 ("Asset Sales"); provided, however, that if the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and on any subsequent date (the "Reversion Date") Moody's or S&P withdraws its ratings or downgrades the ratings assigned to the Notes so that the Notes do not have an Investment Grade Rating, or an Event of Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Suspension Event shall cease to be in effect and the Suspended Covenants will come back into effect, subject to the terms, conditions and obligations set forth in this Indenture.

(b)            During any period that the Suspended Covenants are not in effect, the Board of Directors of the Issuer shall not designate any of the Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.14 ("Designation of Restricted and Unrestricted Subsidiaries"). Upon the occurrence of a Suspension Event, the amount of Excess Specified Vessel Proceeds shall be reset at zero.

(c)            The Suspended Covenants will be reinstituted and apply according to their terms as of and from the first day on which a Suspension Event ceases to be in effect. The Suspended Covenants will not, however, be of any effect with regards to actions properly taken in compliance with the provisions of this Indenture during the continuance of such Suspension Event, and following reinstatement, the calculations under Section 4.07 ("Restricted Payments") will be made as if such covenant had been in effect since the date hereof except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. All Indebtedness Incurred during the continuance of the suspension period will be classified as having been incurred pursuant to Section 4.08(b)(2)(b) ("Incurrence of Indebtedness and Issuance of Preferred Stock").

(d)            The Issuer shall provide written notice to the Trustee of the occurrence of any Suspension Event or Reversion Date and file with the Trustee an Officers' Certificate certifying that such suspension or reversion complied with the foregoing provisions; provided that the failure to provide such notice shall not affect the operation of this Section 4.17 or the Issuer's rights hereunder. In the case of a Suspension Event, such notice shall list the Suspended Covenants.
SECTION 4.18.                                        Offer To Repurchase Upon Change of Control.  (a)  If a Change of Control occurs, subject to the terms hereof, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder's Notes pursuant to a change of control offer (a "Change of Control Offer") on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment (the "Change  of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. No later than 30 Business Days following any Change of Control, the Issuer will mail a notice to the Trustee and Paying Agent and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice. The notice shall also state:

(1)            that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes properly tendered and not withdrawn will be accepted for payment;
(2)            the offer price (as set forth above) and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");
(3)            that any Note not properly tendered will continue to accrue interest;
(4)            that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission, email with PDF or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(7)            that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount and integral multiples of $1,000.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those requirements, laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities or other laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities or other laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
(b)            On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)            by 10:00 a.m. New York City time on the Change of Control Payment Date, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and
(3)            deliver or cause to be delivered to the Trustee and the Paying Agent the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes (or if all Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or in integral multiples of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.
The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described in Article III unless and until there is a default in payment of the applicable redemption price.
Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
SECTION 4.19.                                        Asset Sales. (a)  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale (other than an Involuntary Transfer) unless:

(1)            the Issuer or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)            at least 75% (or, in the case of an MLP Asset Transfer that is not a Qualified MLP Asset Transfer, at least 50%) of the consideration received in such Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.
(b)            For purposes of this Section 4.19, each of the following will be deemed to be cash:

(1)            any Indebtedness or other liabilities, as shown on the Issuer's most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed, repaid or retired by the transferee of any such assets so long as the Issuer or such Restricted Subsidiary is released from further liability;
(2)            any securities, Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are, subject to ordinary settlement periods, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within one year following the closing of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion; and
(3)            any stock or assets of the kind referred to in Section 4.19(c)(2) or (4).

(c)            Within 365 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Involuntary Transfer), the Issuer or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds at its option to any combination of the following:

(1)            to purchase, repay or prepay any Indebtedness (other than Indebtedness that is subordinated in right of payment to the Notes or any applicable Note Guarantees), whether or not secured (including, without limitation, redemptions or other purchases of Notes) of the Issuer or any Restricted Subsidiary (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto);
(2)            to acquire all or substantially all of the assets of, or any Capital Stock of, any Person primarily engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary;
(3)            to make a capital expenditure for the Issuer or any of its Restricted Subsidiaries; or
(4)            to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business (including, without limitation, Vessels, related assets and any related Ready for Sea Costs) for the Issuer or any of the Restricted Subsidiaries or make any deposit, installment or progress payment in respect of such assets or payment of any related Ready for Sea Costs;
provided that (x) a binding commitment made within the 365 day period described above by the Issuer or the applicable Restricted Subsidiary to apply Net Proceeds from an Asset Sale in accordance with clauses (2) through (4) above shall toll the 365-day period in respect of such Net Proceeds for a period not to exceed 180 days from the expiration of the aforementioned 365-day period; provided that such Net Proceeds are actually used within the later of 365 days from their receipt from such Asset Sale or 180 days from the date of such binding commitment; provided further that:
(A)            a binding commitment to apply Net Proceeds from an Asset Sale to the purchase or acquisition of an Additional Drilling Unit shall instead toll the 365-day period in respect of such Net Proceeds for a period not to exceed 365 days from the expiration of the aforementioned 365-day period so long as such Net Proceeds are actually used within the later of 365 days from their receipt from such Asset Sale or 365 days from the date of such binding commitment; and
(B)            a binding commitment to apply Net Proceeds from an Asset Sale to the construction of an Additional Drilling Unit shall instead toll the 365-day period in respect of such Net Proceeds until the later of 365 days from the expiration of the aforementioned 365-day period and the date on which the Issuer or the applicable Restricted Subsidiary is required to complete its payment obligations under the applicable construction contract so long as such Net Proceeds are actually used by the latest of such final contracted payment date (giving effect to modifications, extensions and amendments to the related construction contract or delivery and payment schedule), 365 days from their receipt from such Asset Sale or 365 days from the date of such binding commitment; and
(y) if the assets sold or transferred in such Asset Sale include a Vessel, then the Issuer or the applicable Restricted Subsidiary, as the case may be, may with respect to the Net Proceeds of up to two Vessels elect to, in lieu of the application or investment provided in clauses (1) through (4) above, apply such Net Proceeds within 30 days following the receipt of proceeds from such Asset Sale to (i) repay all Indebtedness secured by such assets and (ii) purchase, repay or prepay any other Indebtedness of the Issuer or any of the Restricted Subsidiaries so that the aggregate principal amount of the Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries does not exceed 75% of the sum of the Completed Drilling Equipment Value and the Contracted Drilling Equipment Value at such time (an Asset Sale of a Vessel whose Net Proceeds are applied pursuant to this clause (y), a "Specified Vessel Sale").
(d)            Pending the final application of any Net Proceeds, the Issuer or the applicable Restricted Subsidiary may apply the Net Proceeds to temporarily reduce outstanding revolving credit Indebtedness of the Issuer or any of the Restricted Subsidiaries, respectively, or otherwise invest the Net Proceeds in any manner that is not prohibited hereby.

(e)            Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.19(c) will constitute "Excess Proceeds." For the avoidance of doubt, the application of Net Proceeds relating to a Vessel in accordance with clause (y) of the proviso to Section 4.19(c) will be deemed to have fully satisfied the application of all Net Proceeds from the applicable Asset Sale of such Vessel. When the aggregate amount of Excess Proceeds exceeds $50 million, the Issuer will, or will cause the applicable Restricted Subsidiary to, within 10 Business Days thereof, make an offer (the "Asset Sale Offer") to all Holders and all holders of unsubordinated Indebtedness of the Issuer or any Restricted Subsidiary containing provisions similar to those set forth herein with respect to offers to repay, purchase or redeem such Indebtedness with the proceeds of sales of assets to repay, purchase or redeem the maximum principal amount of Notes and such unsubordinated Indebtedness that may be repaid, purchased or redeemed out of the Excess Proceeds; provided, that to the extent such Excess Proceeds were received in respect of the sale or transfer of assets that secured other unsubordinated Indebtedness, such Asset Sale Offer may be made, to the extent required by the terms thereof, first or instead to holders of such other secured unsubordinated Indebtedness to the extent of those Excess Proceeds, in accordance with the terms of such Indebtedness.

(f)            The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash.
(g)            If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and the Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(h)            If the aggregate principal amount of Notes or other Indebtedness tendered in, or required to be repaid pursuant to, such Asset Sale Offer exceeds the amount of Excess Proceeds, the Registrar will select the Notes for purchase on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the applicable procedures of the depositary and, if applicable, the Issuer shall select such other Indebtedness for purchase based on amounts tendered or required to be prepaid. For the purposes of calculating the principal amount of any such Indebtedness not denominated in dollars, such Indebtedness shall be calculated by converting any such principal amounts into their Dollar Equivalent determined as of the Business Day immediately prior to the date on which the Asset Sale Offer is announced. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(i)            In the event that, pursuant to this Section 4.19, the Issuer is required to commence an Asset Sale Offer, each such Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than ten Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Offer Settlement Date"), the Issuer shall apply all Excess Proceeds as set forth above.

(j)            Upon the commencement of an Asset Sale Offer, the Issuer shall deliver a notice to the Trustee and shall cause such notice to be delivered to the Holders (at the Issuer's request and in accordance with the same procedures described in the last paragraph of Section 3.03 ("Notice of Redemption"), the Registrar shall give the notice to the Holders in the Issuer's name and at its expense). The notice shall state:

(i)            that the Asset Sale Offer is being made pursuant to this Section 4.19 and the length of time the Asset Sale Offer shall remain open, including the time and date the Asset Sale Offer will terminate (the "Asset Sale Offer Termination Date");
(ii)            the amount of Excess Proceeds, the offer price (as set forth above) and the Asset Sale Offer Settlement Date;
(iii)            that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes, completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Offer Termination Date to collect the offer price;

(iv)            the name and address of the Paying Agent;
(v)            that Holders shall be entitled to withdraw their election if the Paying Agent, receives, not later than the close of business on the second Business Day prior to the Asset Sale Offer Termination Date, an email with PDF, facsimile transmission or letter setting forth the name of the Holder, a statement that such Holder is withdrawing its election to have its Notes purchased and the principal amount of the Notes with respect to which such Holder is withdrawing its election; and
(vi)            that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased part must be equal to $2,000 in principal amount and integral multiples of $1,000.
(k)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those requirements, laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.20.                                        Additional Amounts.  (a)  All payments made by or on behalf of the Issuer or any Guarantor (if any) under or with respect to the Notes or the Note Guarantees (if any) will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of the government of the Republic of Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer or any Guarantor (including any successor entity) is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (including, without limitation, the jurisdiction of each Paying Agent) (each a "Specified Tax Jurisdiction"), will at any time be required to be made from any payments made under or with respect to the Notes or any Note Guarantees, the Issuer, the relevant Guarantor (if any) or other payor, as applicable, will pay such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received in respect of such payments by a Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)            any Taxes that would not have been so imposed but for the Holder (or beneficial owner of the Notes) having any present or former connection with the Specified Tax Jurisdiction (other than the mere acquisition, ownership, holding, enforcement or receipt of payment in respect of the Notes or any applicable Note Guarantees);
(2)            any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;
(3)            any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any applicable Note Guarantees;
(4)            any Taxes imposed as a result of the failure of the Holder (or beneficial owner of the Notes) to complete, execute and deliver to the Issuer or the relevant Guarantor (if any), as applicable, any form or document to the extent applicable to such Holder or beneficial owner that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Issuer or the relevant Guarantor (if any) in order to enable the Issuer or the relevant Guarantor (if any) to make payments on the Notes without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount, which form or document will be delivered within 60 days of a written request therefor by the Issuer or the relevant Guarantor (if any);
(5)            any Taxes that would not have been so imposed but for the beneficiary of the payment having presented a Note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);
(6)            any Taxes imposed on or with respect to any payment by the Issuer or any Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;
(7)            any Taxes to the extent such Taxes are required to be deducted or withheld on a payment pursuant to (a) European Council Directive 2003/48/EC (as amended or replaced from time to time) or (b) any agreement or legislation implementing, or introduced to conform to, such directive;
(8)            any Taxes imposed on a Note presented for payment by or on behalf of a holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another Paying Agent in a member state of the European Union; or
(9)            any combination of items (1) through (8) above.

(b)            If the Issuer or any Guarantor, as applicable, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any applicable Note Guarantees, then the Issuer or the relevant Guarantor (if any), as applicable, will deliver to the Trustee and Paying Agent at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor (if any), as applicable, will notify the Trustee and Paying Agent promptly thereafter but in no event later than two Business Days prior to the date of payment) an Officers' Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers' Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and Paying Agent will be entitled to rely solely on such Officers' Certificate as conclusive proof that such payments are necessary. The Issuer or the relevant Guarantor (if any), as applicable, will provide the Trustee and Paying Agent with documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of Additional Amounts.

(c)            The Issuer or the relevant Guarantor (if any), as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Issuer will provide the Trustee and Paying Agent with an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of the Taxes so withheld or deducted. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee and Paying Agent to Holders.

(d)            Whenever in this Indenture or the Notes there is referenced, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, the Notes or any applicable Note Guarantees, such reference will be deemed to include payment of Additional Amounts as described in this Section 4.20 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)            The Issuer or the relevant Guarantor (if any), as applicable, will indemnify a Holder, within 10 Business Days after written demand therefor, for the full amount of any Taxes paid by such Holder to a governmental authority of a Specified Tax Jurisdiction, on or with respect to any payment by on or account of any obligation of the Issuer or any Guarantor, as applicable, to withhold or deduct an amount on account of Taxes for which the Issuer or the relevant Guarantor (if any), as applicable, would have been obliged to pay Additional Amounts hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Issuer or the relevant Guarantor (if any) by a Holder will be conclusive absent manifest error

(f)            The Issuer or the relevant Guarantor (if any), as applicable, will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, any applicable Note Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or any applicable Note Guarantees, and the Issuer or the relevant Guarantor (if any), as applicable, will indemnify the Holders for any such taxes paid by such Holders.

(g)            The obligations under this Section 4.20 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer or any Guarantor is organized or any political subdivision or authority or agency thereof or therein.

ARTICLE V

Successors
SECTION 5.01.                                        Merger, Consolidation or Sale of Assets.

(a)            The Issuer shall not, directly or indirectly: (i) amalgamate, consolidate or merge with or into another Person (whether or not the Issuer is the Person formed by or surviving any such amalgamation, consolidation or merger); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries, taken as a whole, in each case, in one transaction or a series of related transactions, including by way of liquidation or dissolution, to another Person, unless:

(1)            the Person formed by or surviving any such amalgamation, consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition has been made (the "Successor") is (if other than the Issuer) a Person organized or existing under the laws of a Permitted Jurisdiction;
(2)            the Successor (if other than the Issuer) assumes all the obligations of the Issuer under this Indenture and agrees to be bound by all the provisions of this Indenture pursuant to a supplemental indenture or other documents and instruments, as applicable, in form and substance reasonably satisfactory to the Trustee;
(3)            immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(4)            except with respect to a transaction solely between or among the Issuer and any of the Restricted Subsidiaries, immediately after giving pro forma effect to such transaction, any related financing transactions and the use of proceeds therefrom and treating any Indebtedness that becomes an obligation of the Issuer or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary, as the case may be, at the time of the transaction, either (a) the Issuer or the Successor (if other than the Issuer) would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.08(a) ("Incurrence of Indebtedness and Issuance of Preferred Stock") or (b) the Issuer or the Successor (if other than the Issuer) would have a Consolidated Interest Coverage Ratio for the applicable four quarter period not lower than such ratio prior to giving effect to such transaction;
(5)            in the event that the Successor is organized in a jurisdiction that is different from the jurisdiction in which the Issuer was organized immediately before giving effect to such transaction, the Successor has delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee stating that the obligations of the Successor under this Indenture are enforceable under the laws of such Permitted Jurisdiction, subject to customary exceptions; and
(6)            the Issuer or the Successor (if other than the Issuer) delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case, stating that such amalgamation, consolidation, merger or transfer and such supplemental indenture, documents and instruments comply with this covenant and are authorized or permitted under this Indenture.
(b)            Upon any amalgamation, consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer, in accordance with the paragraphs above in which the Issuer is not the surviving entity, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Successor had been named as the Issuer in this Indenture, and thereafter, the Issuer will be relieved of all obligations and covenants under this Indenture and the Notes.

(c)            The Issuer will not permit any Guarantor to sell or otherwise dispose of all or substantially all its assets to, or amalgamate, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person other than the Issuer or another Guarantor, unless:

(i)            immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and
(ii)            either:
(1)            (x) such Guarantor is the surviving Person or (y) the Person formed by or surviving any such amalgamation, consolidation or merger or to which such sale or disposition has been made is a Person organized or existing under the laws of a Permitted Jurisdiction and such Person expressly assumes all the obligations of such Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form and substance reasonably satisfactory to the Trustee; or

(2)            such amalgamation, consolidation, merger or disposition does not violate the provisions in Section 4.19 ("Asset Sales"); and
(iii)            the Issuer delivers to the Trustee an Officers' Certificate and an opinion of counsel, in each case stating that such amalgamation, consolidation, merger or transfer and such supplemental indenture and such other documents or instruments comply with this Section 5.01.
(d)            Subject to the provisions set forth in this Indenture governing the release of a Guarantor from its Note Guarantee in certain circumstances, upon any amalgamation, consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of a Guarantor, in accordance with the paragraphs above in which such Guarantor is not the surviving entity, the successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if the successor Guarantor had been named as such Guarantor in this Indenture, and thereafter, such original Guarantor will be relieved of all obligations and covenants under this Indenture and the Notes.

(e)            For purposes of the foregoing, the entry into one or more charters, pool agreements or drilling contracts with respect to any Vessels will be deemed not to be a sale, assignment, transfer, conveyance or other disposition subject to this Section 5.01.

ARTICLE VI
Defaults and Remedies
SECTION 6.01.                                        Events of Default. Each of the following is an event of default (an "Event of Default"):

(1)            default in any payment of interest or any Additional Amounts with respect to the Notes when due, which default continues for 30 days;
(2)            default in the payment when due (at maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise) of the principal of, or premium, if any, on, the Notes;
(3)            failure by the Issuer or any Guarantor to comply with Section 5.01 ("Merger, Consolidation or Sale of Assets");
(4)            failure by the Issuer or any of the Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any covenant or agreement (other than a default referred to in clauses (1), (2) and (3) above) contained in this Indenture or the Notes (provided that, in the case of Section 4.16 ("Reports"), such period of continuance to such default or breach shall be 120 days after written notice described in this clause (4) has been given);

(5)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date hereof, if that default:
(A)            is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or
(B)            results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in either case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
(6)            failure by the Issuer, any of the Restricted Subsidiaries or any Guarantor to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after the due date thereof;
(7)            except as permitted by this Indenture or any Note Guarantee, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person duly acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(8)            the Issuer or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, takes any of the following actions, pursuant to or within the meaning of any Bankruptcy Law:
(A)            commences a voluntary case,
(B)            consents in writing to the entry of an order for relief against it in an involuntary case,
(C)            consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,

(D)            makes a general assignment for the benefit of its creditors, or
(E)            admits in writing it generally is not paying its debts as they become due; or
(9)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains unstayed and in effect for 60 consecutive days, that:
(A)            is for relief against the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case;
(B)            appoints a Custodian (1) of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or (2) for all or substantially all of the property of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or
(C)            orders the liquidation of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.
SECTION 6.02.                                        Acceleration. In the case of an Event of Default described in Section 6.01(8) or (9) ("Events of Default"), with respect to the Issuer or any Restricted Subsidiary that is a Guarantor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may (and the Trustee will, if directed by Holders of at least 25% in aggregate principal amount of the then outstanding Notes) declare all the Notes to be due and payable immediately.

SECTION 6.03.                                        Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                         Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and Additional Amounts or interest on, the Notes (including in connection with a redemption or an offer to purchase right of Holders pursuant to Article III).
SECTION 6.05.                                        Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may also withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.

SECTION 6.06.                                        Limitation on Suits. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee, and the Trustee has received, indemnity or security (or both) satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Amounts, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)            such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)            Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;
(3)            such Holders have offered the Trustee, and the Trustee has received (if required), security or indemnity (or both) satisfactory to it against any loss, liability or expense;
(4)            the Trustee has not complied with such request within 60 days after its receipt of the request and the offer of security or indemnity (or both) satisfactory to it; and
(5)            Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
SECTION 6.07.                                        Rights of Holders To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and Additional Amounts or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

SECTION 6.08.                                        Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) ("Events of Default"), occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding in its own name for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.
SECTION 6.09.                                        Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian or trustee in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 ("Compensation and Indemnity").

To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 ("Compensation and Indemnity") out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10.                                        Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, its counsel and the Agents for amounts due under this Indenture (including Section 7.07 ("Compensation and Indemnity")), including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or an Agent, as the case may be, and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a Record Date and Interest Payment Date for any payment to Holders pursuant to this Section 6.10. At least 30 days before such Record Date, the Issuer shall mail to each Holder and the Trustee a notice that states the Record Date, the applicable payment date and the amount to be paid.
SECTION 6.11.                                        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 ("Rights of Holders to Receive Payment"), or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII

Trustee
SECTION 7.01.                                        Duties of Trustee. (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)            in the absence of bad faith on its part, the Trustee may conclusively rely upon, as to the truth of the statements and the correctness of the opinions expressed therein, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 ("Control by Majority"); and
(4)            no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee, and the Trustee has received, security or indemnity (or both) satisfactory to it against any loss, liability or expense.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.                                        Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)            The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure of the Issuer to cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer shall be specifically notified by a writing of such default delivered to the Corporate Trust Office of the Trustee.
(i)            The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(j)            The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.                                        Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. The Trustee is also subject to Section 7.10 ("Eligibility; Disqualification").

SECTION 7.04.                                        Trustee's Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantees, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.                                        Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders, a notice of the Default or Event of Default within 90 days after it occurs or if discovered later than 90 days, promptly after such discovery. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.                                        Reserved.

SECTION 7.07.                                        Compensation and Indemnity. (a)  he Issuer will pay to the Trustee, Paying Agent and Registrar (each, an "Indemnified Party") from time to time such compensation for its acceptance of this Indenture and services hereunder as mutually agreed in writing. The Trustee's compensation will not be limited by any law on compensation of a Trustee of an express trust. The Issuer will reimburse each Indemnified Party promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Indemnified Party's agents and counsel.
(b)            The Issuer and each Guarantor (if any), jointly and severally, shall indemnify the Indemnified Party against any and all losses, liabilities (including, without limitation, any environmental liability) or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuer and any Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Indemnified Party will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indemnified Party to so notify the Issuer will not relieve the Issuer or any Guarantor of their obligations hereunder. The Issuer or such Guarantor (if any) will defend the claim and the Indemnified Party will cooperate in the defense. Each Indemnified Party may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel if (i) the Issuer shall have failed to assume the defense thereof or employed counsel reasonably satisfactory to the Trustee, or (ii) the Trustee has been advised by such counsel that there may be one or more defenses available to it that are different from or in addition to those available to the Issuer. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Issuer and any Guarantor under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of such Indemnified Party.

(d)            To secure the Issuer's and any Guarantor's payment obligations in this Section 7.07, each Indemnified Party will have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal, premium, if any, and interest on particular Notes pursuant to Article VIII. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)            When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) ("Events of Default") occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.                                        Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

(b)            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10 ("Eligibility; Disqualification");
(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)            a custodian or public officer takes charge of the Trustee or its property;
(4)            the Trustee becomes incapable of acting; or
(5)            the Trustee has or acquires a conflict of interest that is not eliminated.
(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of any succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 ("Compensation and Indemnity").

(e)            The Issuer covenants that, in the event of the Trustee giving reasonable notice pursuant to this Section 7.08, it shall use its best efforts to procure a successor Trustee to be appointed. If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns or is removed, the Issuer may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction at the expense of the Issuer for the appointment of a successor Trustee.

(f)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 ("Eligibility;

Disqualification"), such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(g)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 ("Compensation and Indemnity"). Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 ("Compensation and Indemnity") will continue for the benefit of the retiring Trustee. The retiring Trustee shall have no responsibility whatsoever for the actions or inactions of the successor Trustee.

SECTION 7.09.                                        Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuer and the Holders. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10 ("Eligibility; Disqualification").

SECTION 7.10.                                        Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by Federal or state authorities and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11.                                        Trustee in Other Capacities; Paying Agent.  References to the Trustee in Sections 7.01(b) and (e) ("Duties of Trustee"), 7.02 ("Rights of Trustee"), 7.03 ("Individual Rights of Trustee"), 7.04 ("Trustee's Disclaimer"), 7.07 ("Compensation and Indemnity"), and 7.08 ("Replacement of Trustee") shall be understood to include the Trustee when acting in its other capacities under this Indenture, including, without limitation, as Paying Agent. The privileges, rights, indemnities, immunities and exculpatory provisions contained in this Indenture, including its right to be indemnified, shall apply to the Trustee and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent, custodian and other person employed to act hereunder.

ARTICLE VIII

Legal Defeasance and Covenant Defeasance
SECTION 8.01.                                        Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time, elect to have either Section 8.02 ("Legal Defeasance and Discharge") or 8.03 ("Covenant Defeasance") be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02.                                        Legal Defeasance and Discharge. Upon the Issuer's exercise under Section 8.01 ("Option to Effect Legal Defeasance or Covenant Defeasance") of the option applicable to this Section 8.02, the Issuer and its Restricted Subsidiaries, including any Guarantors, shall, subject to the satisfaction of the conditions set forth in Section 8.04 ("Conditions to Legal or Covenant Defeasance"), be deemed to have been discharged from their obligations with respect to all outstanding Notes (including any Note Guarantees), on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, "Legal Defeasance" means that the Issuer and any Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including any Note Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 ("Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions") and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, any Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest, Additional Amounts or premium, if any, on, such Notes (including in connection with any redemption or purchase of Notes pursuant to Article III) when such payments are due from the trust referred to in Section 8.05 ("Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions");
(2)            the Issuer's obligations with respect to the Notes under Article II and Section 4.02 ("Maintenance of Office or Agency") concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)            the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and
(4)            Section 8.02 ("Legal Defeasance and Discharge").

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 ("Covenant Defeasance").
SECTION 8.03.                                        Covenant Defeasance. Upon the Issuer's exercise under Section 8.01 ("Option to Effect Legal Defeasance or Covenant Defeasance") of the option applicable to this Section 8.03, the Issuer and its Restricted Subsidiaries, including any Guarantors, shall, subject to the satisfaction of the conditions set forth in Section 8.04 ("Conditions to Legal or Covenant Defeasance"), be released from each of their obligations under the covenants contained in Sections 4.07 ("Restricted Payments"), 4.08 ("Incurrence of Indebtedness and Issuance of Preferred Stock"), 4.09 ("Liens"), 4.10 ("Dividend and Other Payment Restrictions Affecting Subsidiaries"), 4.11 ("Transactions with Affiliates"), 4.12 ("Business Activities"), 4.13 ("Future Note Guarantees"), 4.16 ("Reports"), 4.18 ("Offer to Repurchase Upon Change of Control"), and 4.19 ("Asset Sales") and clause (4) of Section 5.01(a) ("Merger, Consolidation or Sale of Assets") hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 ("Conditions to Legal or Covenant Defeasance") are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and any Note Guarantees, the Issuer and its Restricted Subsidiaries, including any Guarantors, may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 ("Events of Default"), but, except as specified above, the remainder of this Indenture and such Notes and any Note Guarantees will be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 ("Option to Effect Legal Defeasance or Covenant Defeasance") of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 ("Conditions to Legal or Covenant Defeasance"), Sections 6.01(3) through 6.01(9) ("Events of Default") will not constitute Events of Default.

SECTION 8.04.                                        Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 ("Legal Defeasance and Discharge") or 8.03 ("Covenant Defeasance"):

(1)            the Issuer must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, as affirmed in a writing delivered to the Trustee by a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, interest, Additional Amounts and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;
(2)            in the case of Legal Defeasance, the Issuer must deliver to the Trustee, Registrar and Paying Agent an opinion of United States counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)            in the case of Covenant Defeasance, the Issuer must deliver to the Trustee, Registrar and Paying Agent an opinion of United States counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from, or otherwise in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its
Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)            the Issuer must deliver to the Trustee, Registrar and Paying Agent an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer any Guarantor or others; and
(7)            the Issuer must deliver to the Trustee, Registrar and Paying Agent an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05.                                         Deposited Money and Government Securities to be  Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 ("Repayment to the Issuer"), all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 ("Conditions to Legal or Covenant Defeasance") in respect of the outstanding Notes will be (i) held in trust, (ii) at the written direction of the Issuer, such money may be invested, prior to maturity of the Notes, in Government Securities, and (iii) applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 ("Conditions to Legal or Covenant Defeasance") or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 ("Conditions to Legal or Covenant Defeasance") which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under
Section 8.04(1) ("Conditions to Legal or Covenant Defeasance")), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.06.                                        Repayment to the Issuer. Subject to any unclaimed property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or Government Securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times or The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.07.                                         Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Sections 8.02 ("Legal Defeasance and Discharge") or 8.03 ("Covenant Defeasance"), as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's and its Restricted Subsidiaries', including any Guarantors', obligations under this Indenture and the Notes and any Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 ("Legal Defeasance and Discharge") or 8.03 ("Covenant Defeasance") until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 ("Legal Defeasance and Discharge") or 8.03 ("Covenant Defeasance"), as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.01.                                        Without Consent of Holders. (a) Notwithstanding Section 9.02 ("With Consent of Holders"), without the consent of any Holder, the Issuer, the Guarantors (if any) and the Trustee may amend or supplement this Indenture, the Notes, and any Note Guarantees:

(1)            to cure any ambiguity, defect or inconsistency;
(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)            to provide for the assumption of the Issuer's or a Guarantor's obligations to Holders and any Note Guarantees (and the addition of one or more corporate co-issuers) in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;
(4)            to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;
(5)            to conform the text of this Indenture, the Notes or any Note Guarantees to any provision of the "Description of Notes" as described in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to set forth, verbatim or in substance, a provision of this Indenture, the Notes or any Note Guarantees, which intent shall be evidenced by an Officers' Certificate to that effect;
(6)            to evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee;

(7)            to make any other provisions with respect to matters or questions arising under this Indenture, the Notes and any applicable Note Guarantees; provided that the actions pursuant to this clause (7) will not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Issuer;
(8)            to add Note Guarantees with respect to the Notes or to secure the Notes and any Note Guarantees;
(9)            to release any Note Guarantee when permitted or required by this Indenture;
(10)            to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, including to add such Guarantor as an additional Guarantor;
(11)            to comply with the requirements of the Trust Indenture Act of 1939, as amended, if applicable, or any securities exchange on which the Notes are listed for trading or quotation;
(12)            to provide for the issuance of Additional Notes in accordance with the terms of this Indenture; or
(13)            to effect a Qualified MLP IPO and transactions related thereto, including MLP Asset Transfers and transactions related thereto, to the extent consistent with the intent of this Indenture and to the extent such amendment does not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Issuer.
(b)            Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) ("Rights of Trustee"), the Trustee will join with the Issuer and any Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.                                        With Consent of Holders.  (a) Except as provided in Section 9.01 ("Without Consent of Holders") and in this Section 9.02, this Indenture, the Notes and any Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or any Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 ("Outstanding Notes") and Section 2.09 ("Treasury Notes") shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.
(b)            Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)            reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the purchase or redemption of the Notes (other than with respect to minimum notice required for redemption or provisions relating to the covenants in Sections 3.07 ("Optional Redemption"), 3.08 ("Optional Redemption for Changes in Withholding Taxes"), 4.18 ("Offer to Repurchase Upon Change of Control") and 4.19 ("Asset Sales") that are not related to the principal or premium payable upon such purchase or redemption or the time at which any Note may or shall be redeemed or repurchased);
(3)            reduce the rate of or change the time for payment of interest on any Note;
(4)            impair the right of any Holder to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
(5)            waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);
(6)            make any Note payable in money other than that stated in the Notes;
(7)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;
(8)            waive a redemption payment with respect to any Note (other than a payment required by one of the covenants in Sections 3.07 ("Optional Redemption"), 3.08 ("Optional Redemption for Changes in Withholding Taxes"), 4.18 ("Offer to Repurchase Upon Change of Control") and 4.19 ("Asset Sales") to the extent the conditions requiring such redemption or repayment in effect prior to such waiver have not yet been triggered or satisfied);

(9)            release any Guarantor from any of its obligations under any Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(10)            make any change in the preceding amendment, supplement and waiver provisions.
(c)            The consent of Holders is not necessary under this Indenture to approve the particular form of any proposed amendment, supplement or waiver; provided that such consent approves the substance of any such proposed amendment, supplement or waiver.

(d)            The Trustee will be entitled to rely on Officers' Certificates and Opinions of Counsel that any such amendment, supplement or waiver is in compliance with the terms of this Indenture.

SECTION 9.03.                                        Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders as of such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date.
SECTION 9.04.                                        Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.04.                                        Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 ("Duties of Trustee")) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.02 ("Certificate and Opinion as to Conditions Precedent"), an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
ARTICLE X

Satisfaction and Discharge
SECTION 10.01.                                        Satisfaction and Discharge. (a) This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued thereunder when:

(1)            either:
(A)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Registrar for cancelation; or
(B)            all Notes that have not been delivered to the Registrar for cancelation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Registrar for cancelation of principal, premium and Additional Amounts, if any, and accrued interest, if any, on the Notes to the date of maturity or redemption;
(2)            in respect of Section 10.01(a)(1)(B), the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
(3)            the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)            the Issuer has delivered irrevocable instructions to the Trustee, Registrar and Paying Agent under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.
(b)            In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee, Registrar and Paying Agent stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)            Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 10.01(a)(1)(B), the provisions of Sections 10.02 ("Application of Trust Money") and 8.06 ("Repayment to the Issuer") will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 ("Compensation and Indemnity") that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 10.02.                                        Application of Trust Money. Subject to the provisions of Section 8.05 ("Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions"), all money deposited with the Trustee pursuant to Section 10.01 ("Satisfaction and Discharge") shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 ("Satisfaction and Discharge") by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 ("Satisfaction and Discharge"); provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE XI

Note Guarantees
SECTION 11.01.                                        Note Guarantees. (a) Subject to this Article XI, each Guarantor that becomes a party hereto shall, jointly and severally, irrevocably and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, or the obligations of the Issuer hereunder or thereunder, that:
(1)            the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder shall be promptly paid in full or performed, all in accordance with the terms hereof; and
(2)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor that becomes a party hereto shall be jointly and severally obligated to pay the same immediately. This shall be a guarantee of payment and not a guarantee of collection.
(b)            The obligations of each Guarantor that becomes a party hereto shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Any diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever shall be waived by each Guarantor that becomes a party hereto and this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)            Each Guarantor that becomes a party hereto shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby. In the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. Each Guarantor that becomes a party hereto shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
SECTION 11.02.                                        Limitation on Guarantor Liability. It is the intention of the parties hereto, including each Guarantor that becomes a party hereto, that the Note Guarantee of such Guarantor shall not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of each such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.03.                                        Releases. The Note Guarantee of a Guarantor (if any) will be automatically and unconditionally released:

(1)            in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either immediately before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition is conducted in accordance with Section 4.19 ("Asset Sales") and Section 5.01 ("Merger, Consolidation or Sale of Assets");
(2)            in connection with any sale or other disposition of Capital Stock of that Guarantor following which such Guarantor is no longer a Restricted Subsidiary, if the sale or other disposition is conducted in accordance with
Section 4.19 ("Asset Sales") and Section 5.01 ("Merger, Consolidation or Sale of Assets");
(3)            if any Restricted Subsidiary that is a Guarantor becomes or is properly designated as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;
(4)            upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided under Sections 8.02 ("Legal Defeasance and Discharge"), 8.03 ("Covenant Defeasance") and 10.01 ("Satisfaction and Discharge");
(5)            unless the Issuer elects to maintain such Note Guarantee, upon the contemporaneous release or discharge of all Indebtedness of such Guarantor that would have required such Guarantor to guarantee the Notes, or at such time as such Guarantor would otherwise no longer be required to be a Guarantor, in each case pursuant to Section 4.13 ("Future Note Guarantees"); or
(6)            unless an Event of Default has occurred and is continuing, upon the dissolution or liquidation of the Guarantor in compliance with Section 5.01 ("Merger, Consolidation or Sale of Assets").
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.03 will remain liable for the full amount of principal of, and interest and premium, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.
ARTICLE XII

Miscellaneous
SECTION 12.01.                                        Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in English, in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Issuer or any Guarantor:

Ocean Rig UDW Inc.
 Tribune House
10 Skopa Street
Nicosia, Cyprus
Attention: Mr. Savvas Georghiades
Facsimile:  +357 2276 1542
                   +357 2276 0128

With a copy to:
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
United States of America
Facsimile: +1 (212) 480-8421
 Attention: Gary J. Wolfe, Esq.
Robert Lustrin, Esq.

If to the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street – 16th floor
MSNYC60-1630
New York, New York 10005
Attn: Trust and Agency Service
    Client Services Manager – Ocean Rig UDW Inc.

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, any notices and communications sent to the Trustee will be deemed to have been duly given upon the Trustee's receipt thereof, which receipt shall be deemed to have occurred the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery or at the time delivered by hand, if personally delivered.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or by electronic means to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.
Any Holder may obtain a copy of this Indenture without charge by writing to the Issuer at: Ocean Rig UDW Inc., 10 Skopa Street, Tribune House, 2nd Floor, Office 202, CY 1075, Nicosia, Cyprus; Attention: Savvas Georghiades.
SECTION 12.02.                                        Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)            an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 ("Statements Required in Certificate or Opinion")) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 ("Statements Required in Certificate or Opinion")) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 12.03.                                        Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 12.04.                                        Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.05.                                        No Personal Liability of Directors, Officers,  Employees and Stockholders. No present, past or future director, officer, employee, incorporator or stockholder of the Issuer or any Restricted Subsidiary, as such, will have any liability for any obligations of the Issuer or any Restricted Subsidiary under the Notes, this Indenture or any Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under applicable securities laws.

SECTION 12.06.                                        Governing Law. THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer and any Guarantors irrevocably appoint Seward & Kissel LLP, which currently maintains a New York City office at One Battery Park Plaza, New York, New York 10004, United States of America, Attention: Gary Wolfe, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or Federal court in the Borough of Manhattan in the City of New York.
SECTION 12.07.                                        No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.08.                                        Successors. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of any Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.03 ("Releases").

SECTION 12.09.                                        Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 12.10.                                        Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 12.11.                                        Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.12.                                        Prescription. Claims against the Issuer in respect of the Notes shall become void unless presented for payment within a period of six years from the relevant date (the "Relevant Date") in respect thereof. The Relevant Date is the date on which a payment in respect thereof first becomes due.

SECTION 12.13.                                        Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The Issuer and each Guarantor (if any) agrees that it will provide to the Trustee and the Agents such information as they may reasonably request, from time to time, in order for the Trustee and the Agents to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.
SECTION 12.14.                                        Force Majeure. Neither the Trustee nor any Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

OCEAN RIG UDW INC.

by	/s/ Anthony Kandylidis
Name: Mr. Anthony Kandylidis Title: Executive Vice-President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

by:	Deutsche Bank National Trust Company

by	/s/ Wanda Camacho
Name: Wanda Camacho Title: Vice President

by	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan Title: Vice President

EXHIBIT A

[Face of Rule 144A/Reg. S Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

CUSIP:
ISIN:

7.25% Senior Notes due 2019
No. ________	$

Ocean Rig UDW Inc.
promises to pay to Cede & Co. or registered assigns, the principal sum of ________________
DOLLARS on April 1, 2019.
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.
Dated:_____________________

OCEAN RIG UDW INC.

by
Name: Title:

This is one of the Notes referred to
 in the within-mentioned Indenture:
Dated as of:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authentication Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

[Back of Note]
7.25% Senior Notes due 2019
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.            Interest. Ocean Rig UDW Inc., a Marshall Islands corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at a rate of 7.25% per annum, from____________ until maturity. The Issuer will pay interest semiannually in arrears on April 1 and October 1 of each year or if any such day is not a Business Day the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further that the first Interest Payment Date shall be _______________. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful ("Default Interest"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer will notify the Trustee in writing of the amount of interest proposed to be paid on each Note and the date of the proposed payment. At least 30 days (or, in the case of the payment of Default Interest, 15 days) before the Record Date, the Issuer (or, upon the written request of the Issuer, the Paying Agent in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the Record Date, the related Interest Payment Date and the amount of such interest to be paid. All references to "interest" shall mean the initial interest rate borne by the Notes plus any Default Interest. If there has been no demand that the Issuer pay Default Interest, the Issuer shall pay Default Interest in the same manner as other interest, and on the same dates as set forth in the Notes and in the Indenture dated as of March 26, 2014 (the "Indenture") between the Issuer and the Trustee. In certain cases, the Issuer shall be required to pay Additional Amounts.
2.            Method of Payment. The Issuer will pay interest on the Notes to the Persons who are registered Holders at the close of business on March 15 or September 15 immediately preceding the next Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium and Additional Amounts, if any, and interest at the office or agency of the Paying Agent maintained for such purpose, or, at the option of the Paying Agent, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that (1) payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Additional Amounts, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Paying Agent and (2) such payment by check may only be paid so long as no event of default under the Indenture is continuing. Such payment will be in such coin or currency of the United

States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place; provided that no additional interest will accrue for the intervening period in respect of such payment date.
3.            Registrar, Transfer Agent, and Paying Agent. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar or Transfer Agent without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity other than for the purposes of effecting a redemption or an offer to purchase in accordance with Article III of the Indenture or in connection with a Legal Defeasance, Covenant Defeasance or the satisfaction and discharge of the Indenture pursuant to Section 8.02 ("Legal Defeasance and Discharge"), Section 8.03 ("Covenant Defeasance"), and Section 10.01 ("Satisfaction and Discharge") thereof; provided no Event of Default is continuing.
4.            Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the Indenture, the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
5.            Ranking. This Note shall constitute a senior obligation of the Issuer and the Obligation of the Issuer under the Indenture and this Note shall be unsecured.
6.            Optional Redemption. (a) At any time prior to April 1, 2017, the Issuer may, at its option, redeem up to 35% of the aggregate original principal amount of Notes issued under the Indenture (including Additional Notes), at one time or from time to time, at a redemption price equal to 107.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in an amount not greater than the net cash proceeds received by the Issuer from one or more Equity Offerings; provided that (i) at least 65% of the aggregate original principal amount of Notes issued under the Indenture (including Additional Notes, but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.
(b)            In addition, at any time prior to April 1, 2017, the Issuer may, at its option, redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the outstanding principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the applicable

Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(c)            On or after April 1, 2017, the Issuer may redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the periods indicated below:
For the Period Below	Percentage
From April 1, 2017 to March 31, 2018	105.438%
From April 1, 2018 to September 30, 2018	102.719%
October 1, 2018 and thereafter	100.000%

(d)            Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
7.            Optional Redemption for Changes in Withholding Taxes. Pursuant to Section 3.08 ("Optional Redemption for Changes in Withholding Taxes") of the Indenture, the Issuer may make an optional redemption in the case that a change in withholding taxes adversely affects the Holders.
8.            Mandatory Redemption. The Issuer will not be required to make any mandatory redemption of the Notes.
9.            Repurchase at the Option of Holder. (a) If there is a Change of Control, the Issuer will be required to make a Change of Control Offer to each Holder to repurchase all or any part (equal to minimum amounts of $2,000 and integral multiples of $1,000) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date). No later than 30 days following any Change of Control, the Issuer will mail a notice to the Trustee and Paying Agent and each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)            If the Issuer or any Restricted Subsidiary consummates an Asset Sale pursuant to Section 4.19 ("Asset Sales") of the Indenture, the Issuer, in circumstances specified therein, may be required to commence an Asset Sale Offer to all Holders pursuant to such section to purchase the Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth therein. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.
10.            Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.
11.            Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided under the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted herein. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.
12.            Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under the Indenture and this Note.
13.            Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, and any Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with the Indenture, the Notes or any Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes, or any Note Guarantees may be amended or supplemented with respect to certain matters specified in the Indenture.
14.            Defaults and Remedies. Defaults and Remedies are set forth in Article VI of the Indenture.
15.            Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

16.            No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, any Restricted Subsidiary or any Guarantor, as such, will have any liability for any obligations of the Issuer, any Restricted Subsidiary or any Guarantors under the Notes, the Indenture, or any Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
17.            Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
18.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
19.            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
20.            GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Ocean Rig UDW Inc., 10 Skopa Street, Tribune House, 2nd Floor, Office 202, CY 1075, Nicosia, Cyprus; Attention: Mr. Savvas Georghiades.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint
transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	_________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _______________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.18 ("Offer to Repurchase Upon Change of Control") or Section 4.19 ("Asset Sales") of the Indenture, check the appropriate box below:
☐	Section 4.18 ("Offer to Repurchase Upon	☐	Section 4.19 ("Asset Sales")

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.18 ("Offer to Repurchase Upon Change of Control") or Section 4.19 ("Asset Sales") of the Indenture, state the amount you elect to have purchased:
$______________
Date:___________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

__________________
*            This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER

Ocean Rig UDW Inc.
Tribune House
10 Skopa Street
Nicosia, Cyprus
Attention: Mr. Savvas Georghiades
Facsimile: +357 2276 1542
                  +357 2276 0128

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
United States of America
Facsimile: +1 (212) 480-8421
 Attention: Gary J. Wolfe, Esq.
                   Robert Lustrin, Esq.

If to the Trustee:

DB Services Americas, Inc.
 5022 Gate Parkway
Jacksonville, Florida 32256
Attn: Transfer Department
 Fax: 904-271-2854

With a copy to:

Deutsche Bank Trust Company Americas
60 Wall Street – 16th floor
MSNYC60-1630
New York, New York 10005
Attn: Trust and Agency Service
Client Services Manager – Ocean Rig UDW Inc.

Re:            7.25% Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of March 26, 2014 (the "Indenture"), between Ocean Rig UDW Inc., as issuer (the "Issuer"), and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.      ☐   Check if Transferee will take delivery of a beneficial interest in the  Rule 144A Global Note or a Restricted Certificated Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.
2.      ☐   Check if Transferee will take delivery of a beneficial interest in the  Regulation S Global Note or a Restricted Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.
3.      ☐   Check if Transferee will take delivery of a beneficial interest in the  relevant Certificated Note pursuant to any provision of the Securities Act other than

Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)             ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)            ☐   such Transfer is being effected to the Issuer or a subsidiary thereof; or
(c)            ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4. ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.
(a)            ☐   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.
(b)            ☐   Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.
(c)            ☐   Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

by
Name:
Title:

Dated:______________________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.            The Transferor owns and proposes to transfer a beneficial interest in the:
[CHECK ONE]
(i)	☐	Rule 144A Global Note (CUSIP ____________________________), or
(ii)	☐	Regulation S Global Note (CUSIP ____________________________), or

2.            After the Transfer, the Transferee will hold a beneficial interest in the:
[CHECK ONE]
(i)	☐	Rule 144A Global Note (CUSIP ________________________________), or
(ii)	☐	Regulation S Global Note (CUSIP _____________________________ ), or
In accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Ocean Rig UDW Inc.
Tribune House
10 Skopa Street
Nicosia, Cyprus
Attention: Mr. Savvas Georghiades
Facsimile: +357 2276 1542
                  +357 2276 0128

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
United States of America
Facsimile: +1 (212) 480-8421
 Attention: Gary J. Wolfe, Esq.
                    Robert Lustrin, Esq.

If to the Trustee:

DB Services Americas, Inc.
 5022 Gate Parkway
Jacksonville, Florida 32256
Attn: Transfer Department
 Fax: 904-271-2854

With a copy to:

Deutsche Bank Trust Company Americas
60 Wall Street – 16th floor
MSNYC60-1630
New York, New York 10005
Attn: Trust and Agency Service
Client Services Manager – Ocean Rig UDW Inc.

Re:            7.25% Senior Notes due 2019
Reference is hereby made to the Indenture, dated as of March 26, 2014 (the "Indenture"), between Ocean Rig UDW Inc., as issuer (the "Issuer") and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Certificated Notes or Beneficial Interests in  Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes
(a)            ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act of 1933, as amended (the "Securities Act").
(b)            ☐  Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restriction applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
2. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an  Unrestricted Global Note
(a)            ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv)the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)            ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)            ☐ Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)            ☐ Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner's Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

by
Name:
Title:

Dated:______________________________

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of __________, 20__ , among ________________________ (the "Guaranteeing Subsidiary"), a subsidiary of Ocean Rig UDW Inc. (or its permitted successor), a Marshall Islands corporation (the "Issuer"), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee under the Indenture referred to below (the "Trustee").
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 26, 2014 providing for the issuance of 7.25% Senior Notes due 2019 (the "Notes");
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and
WHEREAS, pursuant to Section 9.01 ("Without Consent of Holders") of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.        Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.        Agreement To Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article XI thereof, and subject to the limitations therein. By execution of this Supplemental Indenture, the Guaranteeing Subsidiary hereby agrees that it has become a Guarantor under the Indenture and is providing a Note Guarantee in accordance with Article XI of the Indenture.
3.        No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.
D-1

The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under applicable securities laws.
4.        New York Law To Govern. THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.        Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
6.        Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.        The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
Dated:                                            , 20__

[NEW GUARANTOR]

by
Name: Title:

OCEAN RIG UDW INC.
by
Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

by:	Deutsche Bank National Trust Company

by
Name:
Title:

by
Name:
Title:

SK 26497 0001 6394292
D-3